Exhibit 10.1

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
dated as of February 13, 2025
among
OPPORTUNITY FUNDING SPE V, LLC,
as the Borrower
OPPORTUNITY FINANCIAL, LLC,
as Originator, Servicer and a Seller
OPPWIN, LLC,
as a Seller
OPPWIN BPI, LLC,
as a Seller

MIDTOWN MADISON MANAGEMENT LLC,
as Administrative Agent and Collateral Agent
and
the Lenders party hereto
________________________________________________________
$300,000,000 Senior Secured Revolving Credit Facility
________________________________________________________
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Page
SECTION 1.    DEFINITIONS AND INTERPRETATION    1
1.1.    Definitions    1
1.2.    Accounting Terms    35
1.3.    Interpretation, etc.    35
SECTION 2.    LOANS    36
2.1.    Loans.    36
2.2.    Use of Proceeds    37
2.3.    Register; Notes.    37
2.4.    Interest on Loans.    38
2.5.    Default Interest    38
2.6.    Make-Whole Payments.    38
2.7.    Voluntary Prepayments.    38
2.8.    Receivable Repurchase Events.    39
2.9.    Controlled Accounts.    40
2.10.    Application of Collections    40
2.11.    General Provisions Regarding Payments.    43
2.12.    Effect of Benchmark Transition Event.    44
2.13.    Increased Costs; Capital Adequacy.    48
2.14.    Taxes; Withholding;    50
2.15.    Obligation to Mitigate.    53
2.16.    Determination of Borrowing Base    54
2.17.    Cure of Borrowing Base Deficiency    54
SECTION 3.    CONDITIONS PRECEDENT    54
3.1.    Second Restatement Date    54
3.2.    Conditions to Each Credit Extension.    57
3.3.    Conditions to Each Release of Funds.    58
SECTION 4.    REPRESENTATIONS AND WARRANTIES    60
4.1.    Organization; Requisite Power and Authority; Qualification; Other Names    60
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(continued)
4.2.    Due Authorization    61
4.3.    No Conflict    61
4.4.    Governmental Consents    61
4.5.    Binding Obligation    61
4.6.    Receivables    61
4.7.    No Adverse Selection    61
4.8.    No Material Adverse Effect    62
4.9.    No Change of Control    62
4.10.    Adverse Proceedings, etc.    62
4.11.    Payment of Taxes    62
4.12.    Title to Assets    62
4.13.    No Indebtedness    62
4.14.    No Defaults    62
4.15.    Governmental Regulation    63
4.16.    Margin Stock    63
4.17.    Certain Fees    63
4.18.    Solvency and Fraudulent Conveyance    63
4.19.    Compliance with Statutes, etc.    63
4.20.    Disclosure    63
4.21.    Money Control Acts/FCPA    64
4.22.    Security Interest.    64
4.23.    Payment Instructions; etc    64
4.24.    FinWise Contracts    65
4.25.    ERISA    65
SECTION 5.    AFFIRMATIVE COVENANTS    65
5.1.    Reports    65
5.2.    Existence    67
5.3.    Payment of Taxes and Claims    67
5.4.    Compliance with Laws    67
5.5.    Further Assurances    68
5.6.    Separateness    68
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(continued)
5.7.    Cash Management Systems    71
5.8.    Insurance    72
5.9.    Financial Statements    72
5.10.    Due Diligence; Access to Certain Documentation    73
5.11.    Financial Covenants    74
5.12.    Facility Rating    75
5.13.    Purchase of Additional Receivables.    75
5.14.    Post-Closing Diligence    75
5.15.    Account Notices    76
5.16.    Subsidiaries    76
5.17.    Bank Partner Program Agreements; Transfer of Title    76
5.18.    ERISA    76
SECTION 6.    NEGATIVE COVENANTS    77
6.1.    Indebtedness    77
6.2.    Liens        77
6.3.    Investments    77
6.4.    Fundamental Changes; Disposition of Assets; Acquisitions    77
6.5.    Material Contracts and Organizational Documents    77
6.6.    Sales and Lease-Backs    78
6.7.    Transactions with Shareholders and Affiliates    78
6.8.    Conduct of Business    78
6.9.    Fiscal Year    78
6.10.    Accounts    78
6.11.    Prepayments of Certain Indebtedness    78
6.12.    Servicing Agreement and Backup Servicing Agreement    78
6.13.    Independent Director    78
6.14.    Sales of Receivables    69
6.15.    Changes to the Credit Policies or the Servicing Policy    69
6.16.    No Prepayment    69
6.17.    Changes to Bank Partner Program Agreements    69
SECTION 7.    EVENTS OF DEFAULT    80
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(continued)
7.1.    Events of Default    80
SECTION 8.    AGENTS    84
8.1.    Appointment of Agents    84
8.2.    Agents Entitled to Act as Lender    84
8.3.    Powers and Duties    84
8.4.    No Responsibility for Certain Matters    84
8.5.    Exculpatory Provisions    84
8.6.    Collateral Documents    84
8.7.    Lenders' Representations, Warranties and Acknowledgments    84
8.8.    Actions Taken By Lender    86
8.9.    Right to Indemnity    86
8.10.    Resignation of Administrative Agent and Collateral Agent    86
SECTION 9.    MISCELLANEOUS    87
9.1.    Notices    87
9.2.    Expenses    87
9.3.    Indemnity.    88
9.4.    Set-Off    91
9.5.    Amendments and Waivers; Administrative Agent Consents.    91
9.6.    Successors and Assigns; Participations.    93
9.7.    Independence of Covenants    96
9.8.    Survival of Representations, Warranties and Agreements    96
9.9.    No Waiver; Remedies Cumulative    96
9.10.    Marshalling; Payments Set Aside    97
9.11.    Severability    97
9.12.    Headings    97
9.13.    APPLICABLE LAW    97
9.14.    CONSENT TO JURISDICTION.    97
9.15.    WAIVER OF JURY TRIAL    98
9.16.    Usury Savings Clause    99
9.17.    Counterparts    99
9.18.    Effectiveness    99
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(continued)
9.19.    Patriot Act    99
9.20.    Prior Agreements    99
9.21.    Third Party Beneficiaries    99
9.22.    Confidentiality    100
9.23.    No Consolidation    101
9.24.    ERISA    101
9.25.    Amendment and Restatement    102

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(continued)
APPENDICES:    A    Revolving Commitments
B    Notice Addresses
C    Eligibility Criteria
D    Excess Concentration Amounts
E-1    Tier 1 Collateral Performance Triggers
E-2    Tier 2 Collateral Performance Triggers
F    [Reserved]
G-I    Credit Policies (Company Originations)
G-II     Credit Policies (FinWise Originations)

EXHIBITS:        A    Form of Funding Notice
B    Form of Revolving Loan Note
C    Form of Borrowing Base Certificate
D    Form of Assignment Agreement
E    Form of Closing Certificate
F    Form of Solvency Certificate
G    Form of Funds Release Request

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SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of February 13, 2025 (as it may be amended, supplemented or otherwise modified in accordance with the terms hereof, this "Agreement"), is entered into among OPPORTUNITY FUNDING SPE V, LLC, a Delaware limited liability company (the "Borrower"), OPPORTUNITY FINANCIAL, LLC, a Delaware limited liability company (the "Company"), as Originator (in such capacity, the "Originator"), as Servicer (in such capacity, the "Servicer") and as a Seller (as defined herein), OPPWIN, LLC, as a Seller, OPPWIN BPI, LLC, as a Seller, MIDTOWN MADISON MANAGEMENT LLC ("Blue Owl"), as Administrative Agent (in such capacity, the "Administrative Agent") and Collateral Agent (in such capacity, the "Collateral Agent"), and the Lenders (as defined herein) party hereto.
    WITNESSETH:
WHEREAS, the Borrower, Agent and the Lenders party thereto entered into that certain Amended and Restated Revolving Credit Agreement dated as of July 19, 2023 (as amended, supplemented or otherwise modified prior to the Second Restatement Date, the "Existing Credit Agreement"), pursuant to which the Lenders party thereto provided certain financial accommodations to the Borrower;
WHEREAS, the Lenders have agreed to extend a senior secured credit facility (the "Facility") to the Borrower, consisting of up to $300,000,000 aggregate principal amount of Revolving Commitments (as defined herein), the proceeds of which will be used by the Borrower to acquire Receivables from the Sellers and to pay fees and expenses related to the foregoing; and
WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on all of its assets.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.DEFINITIONS AND INTERPRETATION
1.1.Definitions
The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
"Additional Bank Partner Originator" means Capital Community Bank, First Electronic Bank and any additional bank partner selected by the Company and approved by the Administrative Agent in its sole discretion.
"Additional Bank Partner Originator Call Letter" means an agreement entered into after the Closing Date by the Company and/or one or more of its Affiliates and an Additional Bank Partner Originator, which is approved by the Administrative Agent, in its sole discretion, in

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connection with its approval of such Additional Bank Partner Originator, and pursuant to which the Administrative Agent shall have the right to cause title to the consumer loans originated by such Additional Bank Partner Originator relating to the Receivables to be transferred to the Administrative Agent or its designee, on behalf of the Lenders, following the occurrence of a Default, an Event of Default, a Regulatory Trigger Event, the occurrence of any other material adverse change with respect to the business, operations, assets, financial condition or liabilities of the related Additional Bank Partner Originator, which in the determination of the Administrative Agent, in its reasonable discretion, is reasonably likely to affect the Receivables or the rights of the Agents or Lenders, or at any other time that the Administrative Agent determines, in its reasonable discretion, that such transfer is necessary to protect the interests of the Collateral Agent in the Collateral.
"Additional Bank Partner Originator Loan Program Agreement" means an agreement, approved by the Administrative Agent, entered into after the Closing Date by the Company and/or one or more of its Affiliates and an Additional Bank Partner Originator in connection with its approval of such Additional Bank Partner Originator, and pursuant to which the Company and/or one or more of its Affiliates party thereto agrees to provide certain marketing, administration and/or loan servicing or subservicing services in connection with the Contracts originated by such Additional Bank Partner Originator, as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof.
"Additional Bank Partner Originator Program Agreements" means each Additional Bank Partner Originator Loan Program Agreement and each other servicing agreement, purchase agreement or other agreement entered into by the Company or its Affiliates with such Additional Bank Partner Originator in connection with the loan program contemplated by such Additional Bank Partner Originator Loan Program Agreement.
"Additional Facility" as defined in Section 6.14.
"Adjusted Tangible Net Worth" means, with respect to the Company, an amount equal to the difference of (a) the sum of (i) the aggregate value of the owners’ equity of the Company and its consolidated subsidiaries, determined in accordance with GAAP, plus (ii) Indebtedness of the Company under the Blue Owl Corporate Loan Facility, plus (iii) SPAC Warrants liability minus (b) the intangible assets of the Company and its consolidated subsidiaries (other than goodwill associated with the Bitty Acquisition in an amount not to exceed $[***]).
"Administrative Agent" as defined in the preamble hereto.
"Administrative Agent Fee" as defined in the Fee Letter.
"Adverse Proceeding" means, with respect to any Person, any ESG Issue, action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of such Person, threatened (in writing) against or affecting such Person or its properties.

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"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.
"Age" means, for any Receivable, a fraction rounded down to the largest integer that does not exceed the fraction, (x) the numerator of which is the number of days elapsed from the Receivable's Origination Date until the date of determination computed on the basis of a 360-day year; and (y) the denominator of which is 30.
"Agent" means each of the Administrative Agent and the Collateral Agent.
"Agreement" as defined in the preamble hereto.
"Approved Bank Partner Originator State" means, (i) [***], and (iv) such other states that the Borrower requests, in writing, to add and which are approved in writing by the Administrative Agent in its sole discretion; provided, however, that in no event will a state in which a Regulatory Trigger Event is continuing be an "Approved Bank Partner Originator State".
"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered, advised or managed by (a) any Lender, (b) an Affiliate of any Lender, or (c) an entity or Affiliate of an entity that administers, advises or manages a Lender.
"Approved State" means [***] and such other states that the Borrower requests, in writing, to add and which are approved in writing by the Administrative Agent in its sole discretion; provided, however, that in no event will a state in which a Regulatory Trigger Event is continuing be an "Approved State"; provided, further, on the first date following the Restatement Date that a Bank Partner Originated Receivable is originated to an Obligor residing in any Specified Bank Partner State, [***] shall be automatically, and without any further action, deemed immediately removed from the foregoing list and shall no longer constitute an "Approved State".
“Approved SPV Subsidiary” means any Subsidiaries of the Company which are special purpose vehicle borrowers under this Facility.
"APR" of a Receivable means the annualized rate of the monthly finance charges stated in the Contract (calculated in accordance with TILA and after giving effect to any Origination Fees).

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"Assignment" as defined in the Purchase Agreement or the applicable Bank Partner Sale Agreement, as applicable.
"Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Administrative Agent.
"Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.
"Backup Servicer" means Vervent, Inc. (f/k/a First Associates Loan Servicing, LLC), or any independent third party selected by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), to perform monitoring functions with respect to the Receivables and to assume the role of successor Servicer upon removal or resignation of the Servicer, in each case, as set forth in the Backup Servicing Agreement.
"Backup Servicing Agreement" means that certain Backup Servicing Agreement, dated as of April 15, 2019, among the Backup Servicer, the Servicer, the Administrative Agent, the Collateral Agent, and the Borrower, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"Backup Servicing Fees" as defined in the Backup Servicing Agreement.
"Bank Partner Call Letter" means the FinWise Call Letter or any Additional Bank Partner Originator Call Letter, or all of them, as the context shall require.
"Bank Partner Originated Receivable" means each FinWise Receivable and each Receivable originated by an Additional Bank Partner Originator.
"Bank Partner Originator" means each of the FinWise Originator and any Additional Bank Partner Originator.
"Bank Partner Program Agreements" means the FinWise Program Agreements and any Additional Bank Partner Originator Program Agreements, as amended from time to time in accordance with the terms thereof and hereof.
"Bank Partner Retained Percentage" means, with respect to a consumer loan originated by a Bank Partner Originator, a portion of the economic interest in the obligations of the related Obligor to make payments thereunder that such Bank Partner Originator retains, if any, pursuant to the applicable Bank Partner Program Agreement, and which retained portion is stated as a percentage of the entire consumer loan and which shall not exceed [***]% without the approval of the Administrative Agent in its reasonable discretion.
"Bank Partner Sale Agreement" means, collectively, the OppWin Sale Agreement, the OppWin BPI Sale Agreement, and any similar agreement entered into by a Bank Partner

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Subsidiary, as seller, and the Borrower, as purchaser, in connection with an Additional Bank Partner Originator Loan Program Agreement.
"Bank Partner Subsidiary" means OppWin, OppWin BPI and any other Subsidiary of the Company that is party to a Bank Partner Sale Agreement.
"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.
“Benchmark” has the meaning assigned to it in Section 2.12.
“Bitty Acquisition” means the acquisitions and transactions evidenced by the Bitty Purchase Agreement.
“Bitty Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 31, 2024 (as amended, restated, supplemented or otherwise modified from time to time), by and among, inter alios, Opportunity Financial SMB, LLC and Blaze Capital Funding 5, LLC.
"Blue Owl Corporate Agent" means Midtown Madison Management, LLC, as administrative agent pursuant to the Blue Owl Corporate Loan Agreement.
"Blue Owl Corporate Lender" means each lender under the Blue Owl Corporate Loan Agreement.
"Blue Owl Corporate Loan Agreement" means the Senior Secured Multi-Draw Term Loan Agreement, dated as of November 9, 2018, by and among the Company, as borrower, the Blue Owl Corporate Agent and the Blue Owl Corporate Lender, as amended, restated, supplemented or otherwise modified from time to time.
"Blue Owl Corporate Loan Facility" means the credit facility contemplated by the Blue Owl Corporate Loan Agreement.
"Borrower" as defined in the preamble hereto.
"Borrowing Base" means, as of any date of determination, an amount equal to (a) the Maximum Advance Amount, plus (b) all amounts on deposit on such date of determination in each Collection Account and each Disbursement Account, minus (c) all accrued but unpaid interest, fees (including, without limitation, the Servicing Fee), expenses and indemnified amounts (excluding any third party legal fees) due and payable on such date of determination, in each case, solely to the extent that no Reserves are then in effect with respect to such amounts as of such date of determination, minus (d) the Reserves then in effect as of such date of determination.
"Borrowing Base Action" means any of the following actions: (i) a Credit Extension, and (ii) the application of funds in the Disbursement Accounts toward the purchase of Eligible Receivables pursuant to Section 2.10(c).

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"Borrowing Base Certificate" means a certificate, substantially in the form of Exhibit C, executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent, which sets forth the calculation of the Borrowing Base, including a calculation of each component thereof.
"Borrowing Base Deficiency" means, as of any date of determination, the amount by which the aggregate principal amount of all Loans outstanding exceeds the Borrowing Base.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of February 9, 2021, by and among FG New America Acquisition Corp., a Delaware corporation, the Company, OppFi Shares, LLC, a Delaware limited liability company and Todd Schwartz, as the Members’ Representative, as amended, restated, supplemented or otherwise modified from time to time.
"Business Day" means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Illinois or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Term SOFR Rate or SOFR Rate Loans, the term "Business Day" shall mean any day which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“California DFPI Complaint” means the cross-complaint filed in connection with the Opportunity Financial, LLC vs Clothilde Hewlett matter with Clothilde Hewlett, in her official capacity as Commissioner of Financial Protection and Innovation for the State of California, as cross-complainant, and the Company, as cross-defendants, filed on April 8, 2022.
"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a "synthetic lease" (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for U.S. federal income tax purposes).
"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
"Cash" means money, currency or a credit balance in any demand or deposit account.
"Cash Equivalents" means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States

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Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one (1) year after such date and issued or accepted by a Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody's.
"Cash Management System" as defined in Section 5.7(a)(iii).
"CFPB" means the Consumer Financial Protection Bureau, and its successors and assigns.
"Change of Control" means, at any time, (a) with respect to the Borrower, the Company shall cease to, directly or indirectly, beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of the Borrower and (b) with respect to the Company, any person or group (within the meaning of the Securities and Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (in each case, other than any of the current members or any Affiliate thereof) acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, the membership interests of the Company representing 50% or more of the combined voting power of all membership interests of the Company.
"Charged-Off Receivable" means, with respect to any date of determination, a Receivable with respect to which the earlier of any of the following shall have occurred (without duplication): (a) a Scheduled Receivable Payment under such Receivable is [***] or more Days Past Due, (b) the Servicer has otherwise determined, in accordance with the Servicing Policy, that the related Receivable is uncollectible or should be charged-off, (c) the related Obligor is deceased, (d) Net Liquidation Proceeds have been received that, in the Servicer's good faith judgment, constitute the final amounts recoverable in respect of such Receivable, (e) the Servicer, the Originator or the applicable Bank Partner Subsidiary has determined that the Obligor has committed fraud in connection with the related Contract or (f) the related Obligor is subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws.

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[***]
[***]
"Closing Certificate" means a Closing Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit E.
"Closing Date" means April 15, 2019.
"Closing Date Material Adverse Change" means a material adverse change in (a) the business operations, assets, financial condition or liabilities of any Credit Party since January 1, 2017, (b) the ability of any Credit Party to fully and timely perform its material Obligations under any of the Credit Documents to which it is a party or of the applicable Bank Partner Originator or the Company to fully and timely perform its material Obligations under the Bank Partner Program Agreements relating to Receivables owned by the Borrower or any Company Receivables proposed to be sold to the Borrower, or (c) the legality, validity, binding effect, or enforceability against any Credit Party of any of the Credit Documents to which it is a party or against the applicable Bank Partner Originator or the Company of the applicable Bank Partner Program Agreements, which material adverse change could reasonably be expected to adversely affect the Receivables owned by the Borrower or any Company Receivables proposed to be sold to the Borrower.
"Collateral" means, collectively, all of the personal property in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations; provided, however, that any Receivable that is repurchased in accordance with and pursuant to the terms and conditions of Section 2.8 shall no longer constitute Collateral from and after the date of such repurchase.
"Collateral Agent" as defined in the preamble hereto.
"Collateral Documents" means the Security Agreement, the Limited Guaranty, the Collection Account Control Agreement, Disbursement Account Control Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any personal property of such Credit Party as security for the Obligations.
"Collection Account(s)" as defined in the Security Agreement.
"Collection Account Bank" as defined in the Security Agreement.
"Collection Account Bank Fee" means, collectively, the fees due and owing to the Collection Account Bank pursuant to the terms of the Collection Account Control Agreement.
"Collection Account Control Agreement" as defined in the Security Agreement.

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"Collection Period" means, (a) with respect to the initial Settlement Date, the period beginning on the Closing Date and ending on the last day of calendar month after the month in which the Closing Date occurs, and (b) with respect to any other Settlement Date, the immediately preceding calendar month.
"Collections" means all Cash collections on the Receivables, including, without limitation, all Scheduled Receivable Payments, all non-scheduled payments, all prepayments, all late fees, all NSF fees, all other fees, Net Insurance Proceeds, all Net Liquidation Proceeds, investment earnings, residual proceeds, payments received under any personal guaranty with respect to a Receivable, any amounts deposited by the Company into any Disbursement Account in accordance with Section 2.17, and all other payments received with respect to the Receivables, but excluding (x) sales and property tax payments and (y) with respect to the Bank Partner Originated Receivables, all payments received by the Borrower and payable to the Bank Partner Originators in respect of the Bank Partner Retained Percentages.
"Commitment Availability" means the Tranche C Commitment Availability and/or the Tranche D Commitment Availability, as applicable.
"Common Age" means, with respect to any Vintage Pool, the highest common Age of the Receivables included in such Vintage Pool.
"Company" as defined in the preamble hereto.
"Company Receivables" means all unsecured consumer installment loan receivables originated by the Originator or its Affiliates, or, with respect to a Bank Partner Originated Receivable, originated by the applicable Bank Partner Originator and sold by such Bank Partner Originator to the applicable Bank Partner Subsidiary, from time to time, including the Receivables.
"Confidential Information" as defined in Section 9.22.
“Consolidated Debt to Tangible Net Worth Ratio” means, as of any date of determination, with respect to the Company and its Subsidiaries on a consolidated basis, (a)(i) all Indebtedness (other than Indebtedness described in clause (b) of such definition) of the Company and its Subsidiaries on a consolidated basis divided by (b) Adjusted Tangible Net Worth.
"Consolidated Net Income" means, for any period, an amount equal to (a) the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) any net extraordinary, nonrecurring or unusual gains, and plus (c) any net extraordinary, nonrecurring or unusual losses.
"Contract" means the loan agreement (including any modifications thereto), the ACH agreement and credit agreement relating to an unsecured consumer installment loan to an Obligor, in each case, in a form approved by the Administrative Agent.

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"Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
"Control" means, the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise.
"Credit Date" means the date of a Credit Extension.
"Credit Document" means any of (a) this Agreement, the Notes, if any, the Collateral Documents, the Limited Guaranty, the Fee Letter, the Related Agreements and the Subordination Agreement and (b) all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of any Agent or any Lender in connection therewith.
"Credit Extension" means the making of a Loan.
"Credit Party" means, each of the Borrower, the Company, the Servicer, the Originator and each Seller.
"Credit Policies" means the credit policies and practices, credit models and underwriting guidelines (including, without limitation, the Originator's methodology with respect to assigning Opportunity Financial Scores, maximum allowable payment-to-income ratios, minimum allowable [***], minimum allowable [***], minimum allowable [***], renewal policies and procedures and exception policies) (i) [reserved], (ii) in effect as of the date hereof and attached hereto as Appendix G-II (with respect to Company Receivables originated by the FinWise Originator), and (iii) as approved in writing by the Administrative Agent (with respect to Company Receivables originated by any Additional Bank Partner Originator), in each case, as such guidelines may be amended from time to time in accordance herewith.
"Cumulative Net Loss Rate" means, as of any Reporting Date and with respect to all Receivables of a Common Age within a Vintage Pool, a rate, expressed as a percentage equal to a fraction, (a) the numerator of which is the Cumulative Net Losses with respect to such Receivables in such Vintage Pool and (b) the denominator of which is the aggregate UPB of all Receivables in such Vintage Pool at the time of origination by the Originator or the applicable Bank Partner Originator, as applicable.
"Cumulative Net Losses" means, as of any date of determination and with respect to all Receivables of a Common Age within a Vintage Pool, the aggregate UPB of Receivables in such Vintage Pool that have become Charged-Off Receivables during the period beginning on the applicable Origination Date through the last day of the most recently ended Collection Period, net of all Net Liquidation Proceeds with respect to such Receivables as of the last day of the most recently ended Collection Period.

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"Days Past Due" means, as of any date of determination and with respect to any Receivable that is not marked as current in the Loan Database, the number of calendar days elapsed since the due date of the earliest Scheduled Receivables Payment that has not been received from the related Obligor.
"Debtor Relief Laws" means the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.
"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
"Default Funding Rate" as defined in Section 2.5.
"Delinquency Rate" means a rate, expressed as a percentage, equal to a fraction (a) the numerator of which is the aggregate UPB of all Receivables that are Delinquent Receivables and (b) the denominator of which is the aggregate UPB of all Eligible Receivables, in each case, as of the last day of the most recently ended Collection Period.
"Delinquent Receivable" means, with respect to any date of determination, a Receivable with respect to which the related Obligor is more than [***] Days Past Due with respect to more than [***]% of a Scheduled Receivable Payment and which is not a Charged-Off Receivable.
"Depository Institution" means, collectively, any "depository institution" or any "subsidiary" of a depository institution, as such terms are defined in the Federal Deposit Insurance Act of 1950, as amended to the date hereof and from time to time hereafter, and any successor statute.
"Disbursement Account" as defined in the Security Agreement.
"Disbursement Account Bank" as defined in the Security Agreement.
"Disbursement Account Bank Fee" means, collectively, the fees due and owing to the Disbursement Account Bank pursuant to the terms of the Disbursement Account Control Agreement.
"Disbursement Account Control Agreement" as defined in the Security Agreement.
"Dollars" and the sign "$" mean the lawful money of the United States of America.
"Eligibility Criteria" means the criteria set forth on Appendix C.
"Eligible Obligor" means, with respect to any Receivable, an Obligor that (a) is not subject to a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws, (b)

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has a valid social security number and holds a valid driver's license or other acceptable form of identification issued by a state or federal government, (c) is not an employee, or affiliated with any employee of, the Originator, any Seller, any Bank Partner Originator or any of their respective Affiliates, (d) is domiciled in the United States (as evidenced by proof of residency), (e) is a natural person, (f) is not deceased and (g) has not committed fraud in connection with any Contract.
"Eligible Receivable" means a Receivable with respect to which the Eligibility Criteria set forth on Appendix C are satisfied as of the applicable date of determination.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
"ERISA Affiliate" shall mean, when used with respect to any Person, any trade or business, whether or not incorporated, that together with such Person, would be deemed to be a single employer within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Internal Revenue Code.
"ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Plan (excluding those for which the provision of thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Credit Party or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to any Credit Party or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the imposition of liability on any Credit Party or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Credit Party or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of 4203 or 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Credit Party or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Credit Party or any of their respective ERISA Affiliates, with respect to any Plan, of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, 502(c), (i) or (i) or Section 4071 of ERISA in respect of any Plan; (ix) the assertion of a material claim (other than routine

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claims for benefits) against any Plan of any of any Credit Party or any of their respective ERISA Affiliates; (x) receipt form the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Plan.
"ESG Issue" means a finding by a judge, jury, regulatory or law enforcement agency that any Credit Party has materially violated any law or regulation relating to: protection of the environment; worker safety; fair wages and working conditions; collective bargaining; unlawful discrimination; child or forced labor; bribery or corruption; consumer, patient or tenant protection or privacy; fair lending or fair debt collection practices; product or drug safety; or taxation.
"Event of Default" means any of the conditions or events set forth in Section 7.1.
"Excess Concentration Amounts" means each of the amounts set forth on Appendix D.
"Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.
"Excluded Taxes" means, with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, any of the following Taxes: (a) Taxes (i) imposed on or measured by any Recipient's net income (or franchise Taxes imposed in lieu of net income Taxes) by the jurisdiction under which such Recipient is organized or conducts business, (ii) that are branch profit Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which a Recipient is located or organized, (iii) that are Other Connection Taxes; (b) any withholding Tax that is imposed on amounts payable to a Recipient at the time such Recipient becomes a party to this Agreement or designates a new lending office or branch without the written consent of Borrower, (c) Taxes imposed on amounts payable under this Agreement that are attributable to a Recipient's failure to comply with Section 2.14(e), and (d) Taxes imposed pursuant to FATCA.
"Facility" as defined in the recitals hereto.
"Facility Availability" means, with respect to any date of determination during the Revolving Commitment Period, (i) all Collections on deposit in each Disbursement Account, minus (ii) for any date of determination, the product of (x) 1.10 and (y) the total amount of funds projected to be distributed pursuant to Section 2.10(a)(i), 2.10(a)(ii), 2.10(a)(iii), 2.10(b)(i), 2.10(b)(ii) and 2.10(b)(iii) on the immediately succeeding Settlement Date, in each case as determined by the Administrative Agent in its sole discretion.
"Fair Valuation" means, in respect of any Person, the value of the consolidated assets of such Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern

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basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm's-length transaction.
"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any applicable intergovernmental agreement with respect thereto and any law or regulation enacted or promulgated pursuant to such intergovernmental agreement.
"Fee Letter" means the Third Amended and Restated Fee Letter, dated as of the Second Restatement Date, between the Administrative Agent and the Borrower, as it may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"Final Maturity Date" means the Tranche C Final Maturity Date or the Tranche D Final Maturity Date, as applicable.
"FinWise Call Letter" means that letter agreement, dated as of April 15, 2019, by and among the Borrower, the Administrative Agent and the FinWise Originator, relating to the Administrative Agent's right to cause title to the FinWise Loans associated with Receivables purchased by the Borrower pursuant to the OppWin Sale Agreement to be transferred to the Borrower.
"FinWise Loan" means each "Loan" as defined in the FinWise Loan Program Agreement related to a Receivable, payable subject to a contract and promissory note substantially in the form of Exhibit J-I, or in such other form approved by the Administrative Agent in its reasonable discretion.
"FinWise Loan Program Agreement" means the Loan Program Agreement, dated as of October 31, 2017, by and between the FinWise Originator and the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
"FinWise Originator" means FinWise Bank, a Utah state-chartered bank, as seller under the FinWise Sale Agreement, its successors and, subject to the consent of the Administrative Agent, its assigns.
"FinWise Program Agreements" means each of the FinWise Loan Program Agreement, the FinWise Sale Agreement and the FinWise Servicing Agreement.
"FinWise Receivable" means a Receivable originated pursuant to the FinWise Program Agreements.
"FinWise Sale Agreement" means the Loan Receivables Sale Agreement, dated as of October 31, 2017, by and between the FinWise Originator, as seller, the Company, as service

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agent, and OppWin, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
"FinWise Servicing Agreement" means the Loan Servicing Agreement, dated as of October 31, 2017, among the FinWise Originator, as owner and as servicer, the Company, as subservicer and OppWin, as receivables purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
"First Payment Delinquency Ratio" means, with respect to any Reporting Date and any Vintage Pool, a rate, expressed as a percentage, equal to a fraction (a) the numerator of which is the aggregate original UPB of all Receivables in such Vintage Pool at the time of origination by the Originator or the applicable Bank Partner Originator, as applicable, with respect to which the related Obligor failed to make the first Scheduled Receivable Payment when due and (b) the denominator of which is the aggregate original UPB of all Receivables in such Vintage Pool at the time of origination by the Originator or the applicable Bank Partner Originator, as applicable.
"Fiscal Quarter" means, with respect to a particular Fiscal Year, each fiscal quarter corresponding to such Fiscal Year.
"Fiscal Year" means for any Credit Party, any consecutive twelve-month period commencing on the date following the last day of the previous fiscal year and ending on December 31.
"Floor" means, initially (as of the Second Restatement Date), with respect to (x) Tranche C Loans, (i) two and one-half of one percent (2.50%) per annum for the period from the Second Restatement Date through December 31, 2025 and (ii) three percent (3.00%) per annum for January 1, 2026 and all times thereafter, and (y) Tranche D Loans, three percent (3.00%) per annum.
"Foreign Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA that is (a) neither subject to ERISA nor a governmental plan within the meaning of Section 3(32) of ERISA and (b) mandated by a government other than the United States or a state within the United States or an instrumentality thereof.
"Funding Notice" means a notice substantially in the form of Exhibit A.
"Funds Release Request" means a notice substantially in the form of Exhibit G.
"GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
"Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive,

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legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government, and which has jurisdiction over the applicable Credit Party.
"Guarantor" means the Company and each of its Subsidiaries (other than any SPE Subsidiary) in their capacities as the guarantors under the Limited Guaranty.
“High APR Bank Partner Originator State” means any of (i) an Approved Bank Partner Originator State, (ii) a Specified Bank Partner State and (iii) any other State as the Administrative Agent may approve in its sole discretion in writing.
“High APR Receivable” means any Receivable with an APR greater than 184% originated from First Electronic Bank, Capital Community Bank or any other Bank Partner Originator as the Administrative Agent may approve in its sole discretion in writing.
"Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
"In-Process Vintage Pool" means a group of three Monthly Vintage Pools in a common calendar quarter for which as of any date of determination the Vintage Pool Maturity Event has either (i) not yet occurred or (ii) has occurred within the previous sixty (60) calendar day.
"Indebtedness" as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (i) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances,

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stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above, and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.
"Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced by any Person, whether or not any such Indemnitee shall be designated as a party or potential party thereto, and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in enforcing the indemnification provisions of Section 9.3), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise) incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including each Lender's agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Limited Guaranty)). For the avoidance of doubt, Indemnified Liabilities shall not include Excluded Taxes.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document, and (b) to the extent not otherwise described in (a), Other Taxes.
"Indemnitee" as defined in Section 9.3(a).
"Indemnitee Agent Party" as defined in Section 8.9.
"Indemnitor" as defined in Section 9.3(c).
"Independent Accountants" means (a) RSM McGladrey, Inc. or (b) such other nationally recognized firm of independent certified public accountants acceptable to the Administrative Agent in its reasonable discretion.
"Independent Director" means an employee of Citadel SPV Services (USA) LLC, or another natural person meeting the qualifications set forth in Section 6.13 and otherwise acceptable to the Administrative Agent in its sole discretion.
"Interest Period" means, with respect to any Loan, (a) with respect to the initial Settlement Date, the period beginning on the initial Credit Date and ending on the last day of the calendar month immediately preceding the calendar month in which the initial Settlement Date occurs, and (b) with respect to any other Settlement Date, the immediately preceding calendar

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month; provided, that no Interest Period with respect to any portion of the (x) Tranche C Loans shall extend beyond the Tranche C Termination Date and (y) Tranche D Loans shall extend beyond the Tranche D Termination Date.
"Interest Rate" means, for any Interest Period, (a) with respect to any Tranche C Loan that is a SOFR Rate Loan and any Interest Period, the applicable Benchmark determined as of the first day of such Interest Period plus the Tranche C Applicable Margin for such Interest Period and (b) with respect to any Tranche D Loan that is a SOFR Rate Loan and any Interest Period, the applicable Benchmark determined as of the first day of such Interest Period plus the Tranche D Applicable Margin for such Interest Period, in each case rounded to the nearest one-hundredth of a percent.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.
"Investment" means (a) any direct or indirect purchase or other acquisition by the Borrower of, or of a beneficial interest in, any of the Securities of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance or capital contributions by such Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
"IRS" means the United States Internal Revenue Service, or any successor agency.
"Key Employee" means each of [***], such other Persons identified in any side letter entered into between the Administrative Agent and the Company and any replacement approved by the Administrative Agent acting in a commercially reasonable manner.
"Lender" means each financial institution listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement.
"Lender Affiliate" means, as applied to any Lender or Agent, any Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 20% or more of the Securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

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"Lien" means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
"Lifetime Annualized Net Yield Rate" means as of any Reporting Date and with respect to all Receivables within a Monthly Vintage Pool a rate, expressed as a percentage, equal to (X)(A)(i) the aggregate amount of Collections received with respect to such Receivables that have not been applied to principal repayments of such Receivables as of the end of the related Collection Period, minus (ii) the aggregate principal balance of all Charged-Off Receivables in such Monthly Vintage Pool as of the end of the related Collection Period, minus (iii) the cumulative Servicing Fees (excluding any Backup Servicing Fees) accrued and paid to date with respect to the Receivables in such Monthly Vintage Pool through the end of the related Collection Period, divided by (B) the average of the sum of the Remaining Funded Amounts of the Receivables that are not Charged-Off Receivables in such Monthly Vintage Pool as of the end of each Collection Period since origination, multiplied by (Y) 12, divided by (Z) the weighted average Age of all Receivables in such Monthly Vintage Pool.
"Limited Guaranty" means, that certain Second Amended and Restated Limited Guaranty, dated as of the Second Restatement Date, by the Company and each other Guarantor in favor of the Administrative Agent, on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Liquidity” means, as of any date of determination, (i) unrestricted cash of the Company and its consolidated Subsidiaries, plus (ii) the SPV Effective Advance Rate, multiplied by (iii) Eligible Receivables reflected on the balance sheets of the Company and its consolidated Subsidiaries.
"Loan" means a Tranche C Loan and/or a Tranche D Loan, as applicable.
"Loan Database" means the databases, platforms and systems (including, without limitation, Infinity) maintained by the Servicer with respect to the Company Receivables, which provides, on a loan-by-loan basis, up-to-date information regarding all activities with respect to the Company Receivables, including but not limited to originations, payments, charge-offs and recoveries.
"Lock-Out Make-Whole Additional Interest" as defined in the Fee Letter.
"Lock-Out Period" means the Tranche C Lock-Out Period or the Tranche D Lock-Out Period, as applicable.
"Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

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"Material Adverse Effect" means, a material adverse effect on (a) the business, operations, assets, financial condition or liabilities of a Credit Party, (b) the ability of a Credit Party to fully and timely perform its respective obligations under the Credit Documents or the Bank Partner Program Agreements to which it is a party (including, without limitation, the Obligations of the Borrower), (c) the ability of the applicable Bank Partner Originator to fully and timely perform its obligations under the applicable Bank Partner Program Agreements relating to Receivables owned by the Borrower, (d) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document or any Bank Partner Program Agreement to which it is a party or against a Bank Partner Originator of the applicable Bank Partner Program Agreements which has a material adverse effect on the Receivables, (e) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any Secured Party under any Credit Document or (f) the enforceability or collectability (other than with respect to the creditworthiness of the related Obligor) of the Receivables.
"Material Contract" means any contract or other arrangement to which a Credit Party is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
"Material Modification" means any modification of a Contract that would (1) forgive any scheduled repayment, (2) reduce the APR or (3) reduce the UPB of the Receivable.
"Maximum Advance Amount" means, as of any date of determination, an amount equal to the Maximum Advance Rate, multiplied by the Net Eligible Receivables Balance as of such date.
"Maximum Advance Rate" means, for any date of determination (a) so long as no Tier 1 Collateral Performance Trigger has occurred or is continuing during the three (3) months prior to such date of determination, [***]%; and (b) if a Tier 1 Collateral Performance Trigger has occurred or is continuing during the three (3) months prior to such date of determination, a rate equal to (x) the Maximum Advance Rate in effect prior to the occurrence of such Tier 1 Collateral Performance Trigger minus (y) [***]%.
"Maximum Committed Amount" means the Tranche C Maximum Committed Amount or the Tranche D Maximum Committed Amount, as applicable.
"Minimum Utilization Additional Interest" as defined in the Fee Letter.
"Monthly Annualized Excess Spread" as of any Reporting Date, a rate, expressed as a percentage equal to the product of (x) 12 and (y) a fraction, (a) the numerator of which is (1) the aggregate interest and fees paid in respect of each Receivable by the related Obligor during the related Collection Period minus (2) the sum of (i) the aggregate accrued interest, fees and expenses to be paid to the Servicer, the Backup Servicer, the Collection Account Bank, the Disbursement Account Bank, the Administrative Agent and the Lenders pursuant Section 2.10 with respect to the related Collection Period and (ii) the aggregate UPB of Receivables that have become Charged-Off Receivables during the most recently ended Collection Period net of all Net

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Liquidation Proceeds received in the related Collection Period and (b) the denominator of which is the aggregate UPB of all Receivables at the beginning of the related Collection Period.
"Monthly Servicing Report" means that Monthly Servicing Report in a form acceptable to the Administrative Agent to be attached as Exhibit B to the Servicing Agreement prior to the first Reporting Date.
"Monthly Vintage Pool" means, each pool of Receivables originated by the Originator or the applicable Bank Partner Originator, as applicable, during any calendar month; provided, that, for the avoidance of doubt, any Receivable that is subsequently sold by the Borrower or repurchased in accordance with Section 2.8, shall remain in the applicable Monthly Vintage Pool(s) notwithstanding such sale or repurchase.
"Moody's" means Moody's Investor Services, Inc., and any successor thereto.
"Multiemployer Plan" means any Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.
"Net Eligible Receivables Balance" means, as of any date of determination an amount equal to (a) the aggregate Remaining Funded Amount of such Eligible Receivables, minus (b) any Excess Concentration Amounts as of such date of determination.
"Net Insurance Proceeds" means an amount equal to: (a) any Cash payments or proceeds received by the Borrower, the Company or the Servicer in respect of any covered loss under any policy of insurance specified in Section 5.8, minus (b) any actual and reasonable costs incurred or to be incurred by the Borrower, the Company or the Servicer in connection with the adjustment or settlement of any claims of the Borrower, the Company or the Servicer in respect thereof.
"Net Liquidation Proceeds" means, all amounts received in connection with a Receivable after such Receivable was first identified as a Charged-Off Receivable, minus the reasonable expenses incurred by the Servicer in connection with the collection of such Receivable, including reasonable collection agency fees and the reasonable cost of legal counsel in connection with the enforcement of such Receivable; provided, however, that the "Net Liquidation Proceeds" with respect to any Receivable shall not be less than zero.
"Non-U.S. Lender" means a Lender that is not a U.S. Person.
"Note" means a promissory note substantially in the form of Exhibit B attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"Obligations" means all obligations of every nature of the Borrower from time to time owed to the Agents (including former Agents) or the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or

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not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.
"Obligor" means, with respect to each Receivable, the borrower under the related unsecured consumer installment loan or any other Person who owes or may be liable for payments under such Receivable.
"Opportunity Financial Score" means the internal credit score assigned to an Obligor by the Originator in accordance with the Credit Policies.
"OppWin" means OppWin, LLC.
“OppWin BPI” means OppWin BPI, LLC.
"OppWin Sale Agreement" means the receivables purchase agreement, dated as of April 15, 2019, by and between OppWin, as seller, and the Borrower, as purchaser, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the prior written consent of the Administrative Agent.
"OppWin BPI Sale Agreement" means the receivables purchase agreement, dated as of February 13, 2025, by and between OppWin BPI, as seller, and the Borrower, as purchaser, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and with the prior written consent of the Administrative Agent.
"Organizational Documents" means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, (d) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended, and (e) with respect to any statutory trust, its certificate of trust, as amended, and its trust agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.
"Origination Date" means for each Receivable, the date on which funds were disbursed by or on behalf of the applicable Bank Partner Originator or the Originator, as applicable, to an Obligor.
"Origination Fee" means a prepaid finance charge that is either paid by the Obligor at the time of origination, withheld from the proceeds included in the UPB of a Receivable or paid by the Obligor over the term of the Receivable in accordance with the Contract.
"Originator" as defined in the preamble hereto.

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"Originator Percentage" means, with respect to (a) any Bank Partner Originated Receivable, a percentage equal to one minus the Bank Partner Retained Percentage applicable to such Receivable on the date the portion of the economic interest in the obligations of the related Obligor to make payments thereunder was acquired by a Bank Partner Subsidiary pursuant to the applicable Bank Partner Program Agreements, and (b) with respect to any other Receivable, 100%.
"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment with the written consent of the Borrower).
"Participant Register" as defined in Section 9.6(h).
"Patriot Act" as defined in Section 4.21.
"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.
"Performance Guaranty" means that certain performance guaranty, dated as of April 15, 2019, by the Company in favor of the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Company has agreed to guaranty certain obligations of OppWin under the OppWin Sale Agreement and any other Bank Partner Subsidiary under the applicable Bank Partner Sale Agreement.
"Permitted Expenses" means the reasonable and documented costs and expenses incurred by the Agents and the Lenders (and their respective agents or professional advisors) in connection with the preparation, administration, amendment and due diligence of this Agreement and the other Credit Documents and, which costs and expenses the Borrower shall reimburse to the Administrative Agent or shall pay or cause to be paid in accordance with the Credit Documents. "Permitted Expenses" shall include, without limitation, the expenses set forth in Sections 5.10 and 9.2 hereof.
"Permitted Liens" means:
(a)Liens arising in favor of the Collateral Agent under the Collateral Documents;

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(b)Liens imposed by law for Taxes, assessments or other governmental charges payable by the Borrower that are not yet due or are being contested in compliance with Section 5.3;
(c)Any right of set-off granted in favor of any depositary institution in respect of deposit accounts opened and maintained pursuant to the requirements of this Agreement;
(d)One or more judgment Liens imposed on the properties of any Credit Party (other than the Borrower) securing judgments and other proceedings not constituting an Event of Default;
(e)Liens arising by operation of law or agreement in favor of landlords, warehousemen, carriers, mechanics or materialmen, custodians or depository banks incurred in the ordinary course of business and not in connection with the borrowing of money that are either not yet due or being contested in good faith and by appropriate proceedings;
(f)The subordinated lien granted to the Blue Owl Corporate Agent and the Blue Owl Corporate Lender in the membership interests of the Borrower pursuant to the Blue Owl Corporate Loan Agreement, subject to the Subordination Agreement; and
(g)Other Liens consented to in writing by the Administrative Agent.
"Permitted Tax Distribution Amount" means, as of any date of determination, distributions made by the Company to its equity holders in order to permit such equity holders to pay federal, state and local income Taxes on the Company's taxable income due and owing for any Fiscal Year beginning with the Fiscal Year ended December 31, 2019, in an amount not to exceed [***]% of the cumulative taxable income of the Company beginning with the Fiscal Year ended December 31, 2019 through such date of determination.
"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, statutory trusts, series trusts, or other organizations, whether or not legal entities, and Governmental Authorities.
"Plan" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA that is covered by Title IV of ERISA.
"Plan Assets" as defined in Section 9.24.
"Plan Fiduciary" as defined in Section 9.24(c)(i).
"Prepayment Additional Interest" as defined in the Fee Letter.
"Prepayment Period" means the Tranche C Prepayment Period or the Tranche D Prepayment Period, as applicable.

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"Principal Office" means, for the Administrative Agent, its address set forth in Appendix B hereto (or such other location in the United States of America as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders).
"Purchase Agreement" means that certain receivables purchase agreement dated as of April 15, 2019, between the Company, as seller, and the Borrower, as purchaser, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"QPAM Exemption" means ERISA Prohibited Transaction Class Exemption 84-14, as amended, and "QPAM" means a "qualified professional asset manager" within the meaning of the QPAM Exemption.
“Qualified Purchaser” means a “qualified purchaser” within the meaning of the Investment Company Act of 1940.
"Receivable" means (a) with respect to a Contract originated by the Originator and subsequently sold to the Borrower pursuant to the terms of the Purchase Agreement, 100% of the right to receive payments from the related Obligor under such Contract and title thereto, and (b) with respect to a Contract originated by a Bank Partner Originator, 100% of the right to receive the Originator Percentage of payments from the related Obligor under such Contract acquired by a Bank Partner Subsidiary pursuant to the applicable Bank Partner Program Agreements and, in turn, sold by such Bank Partner Subsidiary to the Borrower pursuant to the terms of the applicable Bank Partner Sale Agreement and, following such time title to the related loan is transferred in accordance with the applicable Bank Partner Call Letter, title thereto.
"Receivable File" as defined in the Servicing Agreement.
"Receivable Repurchase Event" means (a) with respect to any Receivable, the failure of such Receivable to satisfy the Eligibility Criteria as of the Credit Date on which such Receivable was first reflected in a Borrowing Base Certificate, or (b) any required repurchase of a Receivable pursuant to Section 3.2 of the Purchase Agreement or Section 3.2 of a Bank Partner Sale Agreement, as applicable.
"Receivable Repurchase Price" means, with respect to any Receivable and any date of determination, the Remaining Funded Amount of such Receivable, plus all accrued and unpaid interest on the Remaining Funded Amount of such Receivable at the applicable APR through the date on which such Receivable is repurchased.
"Receivables Report" as defined in the Backup Servicing Agreement.
"Recipient" means any Agent or Lender, as applicable.
"Register" as defined in Section 2.3(a).
"Regulatory Trigger Event" means (a) the commencement by any Governmental Authority of any formal investigation (which for the avoidance of doubt excludes any Routine

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Inquiry), litigation or formal regulatory enforcement proceeding, against any Credit Party, any third party then engaged by the Servicer as a sub-servicer, the applicable Bank Partner Originator or the Originator, challenging such Person's authority to originate, hold, own, service, pledge or enforce any Receivable with respect to the residents of any jurisdiction, or otherwise alleging any noncompliance by any Credit Party, any third party then engaged by the Servicer as a sub-servicer, the applicable Bank Partner Originator or the Originator with such jurisdiction's applicable laws related to originating, holding, pledging, servicing or enforcing such Receivable or otherwise related to such Receivable, which investigation, litigation or formal regulatory enforcement proceeding is not released or terminated in a manner reasonably acceptable to the Administrative Agent within [***] calendar days of the earlier of any Credit Party's knowledge or receipt of written notice thereof, except for such legal actions, inquiries, investigations or proceedings relating to the California DFPI Complaint occurring prior to the Second Restatement Date (“Level One Regulatory Trigger Event”); provided, that if prior to the expiration of such [***] calendar day period, Administrative Agent has received evidence that the target of such formal investigation, litigation or formal proceeding is working in good faith with the applicable Governmental Authority to resolve such matter during such [***] calendar day period, such [***] calendar day period shall be extended to [***] calendar days of the commencement thereof; provided, further that, following notice to the Administrative Agent of the occurrence of a Regulatory Trigger Event, if so requested by the Borrower, the Administrative Agent shall consider in its sole discretion whether such event shall not be deemed a Level One Regulatory Trigger Event, and if the Administrative Agent so determines, and notifies the Borrower in writing, that it will not treat such event as a Level One Regulatory Trigger Event, then no Level One Regulatory Trigger Event shall be deemed to exist; provided, however, that (1) the Administrative Agent’s failure to notify the Borrower that an event is not a Level One Regulatory Trigger Event shall result in such event constituting a Level One Regulatory Trigger Event until further written notice is delivered by the Administrative Agent, and (2) following notice of the occurrence of any additional Level One Regulatory Trigger Event or any change in status of such event or new development, the Administrative Agent may notify the Borrower that it revokes such earlier determination and a Level One Regulatory Trigger Event shall be deemed to have occurred, or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against any Credit Party, any third party then engaged by the Servicer as a sub-servicer, the applicable Bank Partner Originator or the Originator related in any way to the originating, holding, pledging, servicing or enforcing of any Receivable or rendering the Purchase Agreement or a Bank Partner Sale Agreement unenforceable in such jurisdiction, which stay, order, judgment, cease and desist order or ruling is not released or terminated in a manner acceptable to the Administrative Agent in its sole discretion within [***] calendar days of the earlier of any Credit Party's knowledge or receipt of written notice thereof (“Level Two Regulatory Trigger Event”); provided, that, in each case, upon the favorable resolution of such action or proceeding (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding), as determined by the Administrative Agent in its reasonable discretion and confirmed by written notice from the Administrative Agent, such Regulatory Trigger Event for such jurisdiction shall cease to exist immediately upon such determination by the Administrative Agent. It is understood and agreed that the jurisdiction of a

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Regulatory Trigger Event is the entire United States if the applicable Governmental Authority is a federal authority.
"Related Agreements" means, collectively, the Purchase Agreement, the Bank Partner Sale Agreements, the Performance Guaranty, the Servicing Agreement and the Backup Servicing Agreement.
"Release Date" as defined in Section 3.3(a)
"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
"Remaining Funded Amount" means, with respect to any Receivable and any date of determination, an amount equal to the product of (1) (a) the original UPB of such Receivable less all Origination Fees, closing fees, and any other amounts payable by the Obligor at origination minus (b) the product of (x) all principal payments made by the Obligor in respect of such Receivable as of such date of determination, and (y) 1 minus a fraction, the numerator of which is the aggregate amount of all Origination Fees, closing fees, and any other amounts payable by the Obligor at origination and the denominator of which is the original UPB of such Receivable at the time of origination and (2) the applicable Originator Percentage.
"Reporting Date" as defined in the Servicing Agreement.
"Reserves" means reserves against the Borrowing Base, in such amounts and with respect to such matters that have had a material adverse effect on the business of the Company or the Collateral, as the Administrative Agent, acting in a commercially reasonable manner, shall view as necessary or appropriate from time to time in order to protect the interests of the Secured Parties under the Credit Documents.
"Restatement Date" means July 19, 2023.
"Revolving Commitment" means the Tranche C Revolving Commitments and/or Tranche D Revolving Commitments, as applicable.
"Revolving Commitment Period" means the Tranche C Revolving Commitment Period and/or Tranche D Revolving Commitment Period, as applicable.
"Revolving Commitment Termination Date" means the Tranche C Revolving Commitment Termination Date or the Tranche D Revolving Commitment Termination Date, as applicable.
“Routine Inquiry” means any inquiry, written or otherwise, made by a Governmental Authority to any Credit Party, any third party then engaged by the Servicer as a sub-servicer, the applicable Bank Partner Originator or the Originator in connection with (i) the transmittal of a customer complaint, (ii) a formal or informal request for information regarding the Person’s

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business activities, licensing status and/or regulatory posture, or (iii) a civil investigative demand, formal inquiry or investigation by the Consumer Financial Protection Bureau or any attorney general (or any other similar proceeding by any other Governmental Authority).

"S&P" means Standard & Poor's Rating Services, Inc., a Standard & Poor's Financial Services, LLC business, and any successor thereto.
"Scheduled Receivable Payment" means, for any Collection Period and for any Receivable, the amount indicated in the Contract relating to such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date the Obligor's obligation under such Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (a) the order of a court in a proceeding relating to Debtor Relief Laws as to which the Obligor is a debtor, (b) the application of the Servicemembers Civil Relief Act, or (c) modifications or extensions of the Receivable permitted by the Credit Documents, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified and such modification shall be reflected in the Loan Database pursuant to the terms of the Servicing Agreement.
“Second Restatement Date” means February 13, 2025.
"Secured Party" as defined in the Security Agreement.
"Securities" means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
"Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.
"Security Agreement" means the Third Amended and Restated Security Agreement, dated as of the Second Restatement Date, between the Borrower and the Collateral Agent on behalf of the Secured Parties, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"Seller" means each of (a) the Company, in its capacity as seller under the Purchase Agreement and (b) each Bank Partner Subsidiary, in its capacity as seller under the applicable Bank Partner Sale Agreement, as applicable.
"Senior Debt-to-Equity Ratio" means the ratio of (a) the sum of (x) the aggregate outstanding principal balance of the Loans and (y) other Indebtedness, which is secured by a

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senior lien, of the Company and its consolidated Subsidiaries to (b) the Adjusted Tangible Net Worth of the Company and its consolidated Subsidiaries.
"Servicer" as defined in the preamble hereto.
"Servicer Default" as defined in the Servicing Agreement.
"Servicing Agreement" means the Servicing Agreement, dated as of April 15, 2019, among the Borrower, the Servicer, the Administrative Agent and the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"Servicing Fee" as defined in the Servicing Agreement.
"Servicing Policy" as defined in the Servicing Agreement.
"Settlement Date" means (a) the fifteenth (15th) calendar day following the end of each calendar month, or if such day is not a Business Day, the immediately following Business Day, beginning in the month of May 2019 and (b) each Final Maturity Date.
"Similar Laws" as defined in Section 4.24.
"Similarly Situated Bank Partner" means any financial institution or other company reasonably similar to any Bank Partner Originator.
"Similarly Situated Company" means any financial institution or other company reasonably similar to the Company.
"SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website two (2) Business Days prior to such Business Day.
"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
"SOFR Rate Loan" means a Loan bearing interest at a rate determined by reference to the applicable Benchmark.
"Solvency Certificate" means a Solvency Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit F.
"Solvent" means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person's debt (including contingent liabilities) does not exceed the assets

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of such entity, at Fair Valuation, (ii) such Person's capital is not unreasonably small in relation to its business as contemplated on such date, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“SPAC Transaction” means the transactions contemplated by and in connection with the Business Combination Agreement.
“SPAC Warrants” means warrants to purchase shares of the Company that were issued solely in connection with the SPAC Transaction.
"SPE Subsidiary" means each of Opportunity Funding SPE III, LLC, Opportunity Funding SPE IV, LLC, Opportunity Funding SPE VI, LLC, Opportunity Funding SPE VII, LLC, Opportunity Funding SPE IX, LLC, and any other special purpose entity owned, directly or indirectly, by the Company and established in connection with a financing or securitization transaction.
"Specified Bank Partner State" means each of Illinois, Maine, Nevada, New Hampshire, New Mexico, Pennsylvania or Washington.
"Specified Legal/Regulatory Change" means a legal or regulatory change, the effect of which is to materially and adversely impair the ability of any Credit Party or any Bank Partner Originator to originate, own, hold, pledge, service, collect or enforce the Receivables or similar receivables.
"Specified Share Repurchase Program" means OppFi Inc.’s program to repurchase, from time to time, up to $20,000,000 worth of its Class A common stock over a three year period as more specifically described in OppFi Inc.’s current report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2024.
“SPV Effective Advance Rate” means the lesser of (i) the Maximum Advance Rate and (ii) the ratio, expressed as a percentage, of the outstanding principal balance of the Loans to the Net Eligible Receivables Balance.
"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or

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controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.
"Subordination Agreement" means the Subordination Agreement, dated as of April 15, 2019, by and among the Blue Owl Corporate Agent, the Blue Owl Corporate Lender, the Administrative Agent and the Lenders, related to the subordination of the Blue Owl Corporate Agent's and the Blue Owl Corporate Lender's security interest in the membership interests of the Borrower, as amended, restated, supplemented or otherwise modified from time to time.
"Substitute Eligible Receivable" as defined in the Purchase Agreement or the Bank Partner Sale Agreement, as applicable.
"Successor Servicer" means the Backup Servicer or any other successor to the Servicer appointed pursuant to a Successor Servicing Agreement.
"Successor Servicing Agreement" means any successor servicing agreement entered into by the Borrower, the Administrative Agent, the Collateral Agent and the Successor Servicer named therein, in form and substance acceptable to the Administrative Agent.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term SOFR Rate" means, as of the applicable date of determination, for an interest period of one (1) month, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body; provided, if such rate is less than the applicable Floor, such rate shall be deemed to be such Floor for this Agreement.
"Tier 1 Collateral Performance Trigger" means the breach of any of the collateral performance tests set forth on Appendix E-1 as of any Reporting Date.
"Tier 2 Collateral Performance Trigger" means the breach of any of the collateral performance tests set forth on Appendix E-2 as of any Reporting Date.
"TILA" means the federal Truth in Lending Act.
"Tranche C Amortization Period" means the period beginning on, but excluding, the Tranche C Revolving Commitment Termination Date and ending on the Tranche C Termination Date.
"Tranche C Applicable Margin" means the applicable percentages set forth below:

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Applicable Period	Applicable Margin
Second Restatement Date through December 31, 2025	7.75%
January 1, 2026 and all times thereafter	7.30%

"Tranche C Borrowing Base Deficiency" means, as of any date of determination, an amount equal to the Tranche C Percentage of the Borrowing Base Deficiency.
"Tranche C Collections" means, as of any date of determination, a portion of Collections equal to the Tranche C Percentage of all Collections.
"Tranche C Commitment Availability" means, as of any date of determination during the Tranche C Revolving Commitment Period, the lesser of (i) an amount equal to the Borrowing Base minus the aggregate principal balance of all Loans outstanding and (ii) the Tranche C Undrawn Amount.
"Tranche C Final Maturity Date" means the four (4) year anniversary of the Second Restatement Date.
"Tranche C Lender" means each Lender with a Tranche C Revolving Commitment.
"Tranche C Loans" as defined in Section 2.1(a).
"Tranche C Lock-Out Period" means the period from the Second Restatement Date through and including the [***] month anniversary of the Second Restatement Date.
"Tranche C Maximum Committed Amount" means, as of the Second Restatement Date, $62,500,000.
"Tranche C Percentage" means, as of any date of determination, the outstanding principal balance of the Tranche C Loans as a percentage of the outstanding principal balance of all Loans.
"Tranche C Prepayment Period" means the period beginning on the date that is [***] months after the Second Restatement Date and ending on the date that is [***] months after the Second Restatement Date.
"Tranche C Revolving Commitment" means the commitment of the Lenders to make or otherwise fund any Tranche C Loan during the Tranche C Revolving Commitment Period. The amount of each Lender's Tranche C Revolving Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any suspension, adjustment or reduction pursuant to the terms and conditions hereof.

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"Tranche C Revolving Commitment Period" means the period from the Second Restatement Date to but excluding the Tranche C Revolving Commitment Termination Date.
"Tranche C Revolving Commitment Termination Date" means the earlier to occur of (a) the three (3) year anniversary of the Second Restatement Date, and (b) the Tranche C Termination Date.
"Tranche C Termination Date" means the earlier to occur of (a) the Tranche C Final Maturity Date, and (b) the occurrence and continuance of an Event of Default and the declaration of all outstanding Obligations to be due and payable pursuant to Section 7.1.
"Tranche C Undrawn Amount" means, on any date of determination during the Tranche C Revolving Commitment Period, the difference between the Tranche C Maximum Committed Amount and the outstanding principal amount of the Tranche C Loans as of such date of determination.
"Tranche D Amortization Period" means the period beginning on, but excluding, the Tranche D Revolving Commitment Termination Date and ending on the Tranche D Termination Date.
"Tranche D Applicable Margin" means 7.30%.
"Tranche D Borrowing Base Deficiency" means, as of any date of determination, an amount equal to the Tranche D Percentage of the Borrowing Base Deficiency.
"Tranche D Collections" means, as of any date of determination, a portion of Collections equal to the Tranche D Percentage of all Collections.
"Tranche D Commitment Availability" means, as of any date of determination during the Tranche D Revolving Commitment Period, the lesser of (i) an amount equal to the Borrowing Base minus the aggregate principal balance of all Loans outstanding and (ii) the Tranche D Undrawn Amount.
"Tranche D Final Maturity Date" means the four (4) year anniversary of the Second Restatement Date.
"Tranche D Lender" means each Lender with a Tranche D Revolving Commitment.
"Tranche D Loans" as defined in Section 2.1(b).
"Tranche D Lock-Out Period" means the period from the Second Restatement Date through and including the eighteen (18) month anniversary of the Second Restatement Date.
"Tranche D Maximum Committed Amount" means, as of the Second Restatement Date, $237,500,000.

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"Tranche D Percentage" means, as of any date of determination, the outstanding principal balance of the Tranche D Loans as a percentage of the outstanding principal balance of all Loans.
"Tranche D Prepayment Period" means the period beginning on the date that is eighteen (18) months after the Second Restatement Date and ending on the date that is thirty-six (36) months after the Second Restatement Date.
"Tranche D Revolving Commitment" means the commitment of the Lenders to make or otherwise fund any Tranche D Loan during the Tranche D Revolving Commitment Period. The amount of each Lender's Tranche D Revolving Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any suspension, adjustment or reduction pursuant to the terms and conditions hereof.
"Tranche D Revolving Commitment Period" means the period from the Second Restatement Date to but excluding the Tranche D Revolving Commitment Termination Date.
"Tranche D Revolving Commitment Termination Date" means the earlier to occur of (a) the three (3) year anniversary of the Second Restatement Date, and (b) the Tranche D Termination Date.
"Tranche D Termination Date" means the earlier to occur of (a) the Tranche D Final Maturity Date, and (b) the occurrence and continuance of an Event of Default and the declaration of all outstanding Obligations to be due and payable pursuant to Section 7.1.
"Tranche D Undrawn Amount" means, on any date of determination during the Tranche D Revolving Commitment Period, the difference between the Tranche D Maximum Committed Amount and the outstanding principal amount of the Tranche D Loans as of such date of determination.
"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
"Undrawn Additional Interest" as defined in the Fee Letter.
"UPB" means, with respect to any Receivable, the unpaid principal balance of such Receivable owed by the related Obligor (inclusive of the Bank Partner Retained Percentage with respect to such Receivable).
"U.S. Person" means any Person that is a "United States Person" as defined in section 7701(a)(30) of the Internal Revenue Code.
"U.S. Tax Compliance Certificate" as defined in Section 2.14(e).
"Vantage Score" means a Person's Vantage Score as calculated in accordance with the Credit Policies.
"Verification Report" as defined in the Backup Servicing Agreement.

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"Verified Documents" as defined in the Backup Servicing Agreement.
"Verified Receivables Report" as defined in the Backup Servicing Agreement.
"Vintage Pool" means a group of three Monthly Vintage Pools in a common calendar quarter.
"Vintage Pool Maturity Event" means, with respect to each Vintage Pool, the occurrence of the rate, expressed as a percentage, equal to a fraction, of (i) the UPB of all Eligible Receivables within such Vintage Pool other than Charged-Off Receivables as of the most recent calendar month end divided by (ii) the original UPB (at the time of origination) of all Eligible Receivables within such Vintage Pool, equaling less than five percent (5.0%).
"Weighted Average Lifetime Annualized Net Yield Rate" means, as of any Reporting Date and with respect to each Vintage Pool, the weighted average of the Lifetime Annualized Net Yield Rates with respect to each Monthly Vintage Pool in such Vintage Pool (based on the original aggregate Remaining Funded Amount of the Receivables in such Monthly Vintage Pool).
1.2.Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Company's audited financial statements, except as otherwise specifically prescribed herein.
1.3.Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specified in any applicable Credit Document, (a) reference to any Person includes that Person's successors and assignees, (b) any definition of or reference to any Credit Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time.
1.4.Notwithstanding anything contained in this Agreement or any other Credit Document, with respect to any determination of the financial covenants, in the case of any acquisition (including, for the avoidance of doubt, the Bitty Acquisition), income statement items

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(whether positive or negative) attributable to the property or Person subject to such transaction shall be included as of the first day of the applicable calculation period with respect to any test or covenant for which the relevant determination is being made.
SECTION 2.LOANS
2.1.Loans.
(a)Tranche C Revolving Loans.
(i)During the Tranche C Revolving Commitment Period, subject to the terms and conditions hereof, each Lender agrees from time to time to make loans to the Borrower (each a "Tranche C Loan" and collectively, the "Tranche C Loans") in an aggregate amount up to but not exceeding its Tranche C Revolving Commitment.
(ii)During the Tranche C Revolving Commitment Period, the remaining Tranche C Revolving Commitment of the Lenders hereunder on any date shall be equal to the Tranche C Commitment Availability.
(iii)The Tranche C Revolving Commitment shall expire on the Tranche C Revolving Commitment Termination Date and no new Tranche C Loans shall be funded after such date.
(iv)Subject to Section 2.1(c) and satisfaction of the conditions set forth in Section 3.2 amounts borrowed pursuant to this Section 2.1(a) may be repaid and re-borrowed during the Tranche C Revolving Commitment Period without premium or penalty, except as otherwise set forth in Section 2.7.
(b)Tranche D Revolving Loans.
(i)During the Tranche D Revolving Commitment Period, subject to the terms and conditions hereof, each Lender agrees from time to time to make loans to the Borrower (each a "Tranche D Loan" and collectively, the "Tranche C Loans") in an aggregate amount up to but not exceeding its Tranche D Revolving Commitment.
(ii)During the Tranche D Revolving Commitment Period, the remaining Tranche D Revolving Commitment of the Lenders hereunder on any date shall be equal to the Tranche D Commitment Availability.
(iii)The Tranche D Revolving Commitment shall expire on the Tranche D Revolving Commitment Termination Date and no new Tranche D Loans shall be funded after such date.
(iv)Subject to Section 2.1(c) and satisfaction of the conditions set forth in Section 3.2 amounts borrowed pursuant to this Section 2.1(b) may be repaid and re-borrowed during the Tranche D Revolving Commitment Period without premium or penalty, except as otherwise set forth in Section 2.7.
(c)Borrowing Mechanics for Loans.
(i)Loans made on any Credit Date under this Facility shall be in a minimum amount of $250,000.

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(ii)Whenever the Borrower desires that the Lenders make Loans, the Borrower shall deliver to the Administrative Agent a fully executed Funding Notice together with a Borrowing Base Certificate no later than 2:00 p.m. (New York City time) at least two (2) Business Days in advance of the proposed Credit Date. Each such Funding Notice shall be delivered reflecting sufficient Commitment Availability for the requested Loans.
(iii)The Lenders shall, upon satisfaction of the conditions precedent specified herein, make the amount of the Loans requested available to the Borrower not later than 4:00 p.m. (New York City time) on the proposed Credit Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Administrative Agent by the Borrower.
(iv)Unless otherwise permitted by the Administrative Agent in its sole and absolute discretion, (x) no more than two (2) Loans shall be made per calendar week and (y) in no event will the Borrower engage in Borrowing Base Actions on more than three (3) Business Days per calendar week.
(v)Each Lender that is a party to this Agreement as of the Closing Date hereby represents and warrants that it is a Qualified Purchaser.
2.2.Use of Proceeds. The proceeds of the Loans shall be applied by the Borrower (x) first, to repay in full the Tranche B Loans (as defined in the Existing Credit Agreement) and all Obligations (as defined in the Existing Credit Agreement) owing to the Tranche B Lenders (as defined in the Existing Credit Agreement), and (y) thereafter, to finance the acquisition of Receivables from the applicable Seller pursuant to the Purchase Agreement or the Bank Partner Sale Agreement, as applicable, and to pay reasonable ongoing transaction expenses of the Borrower, as approved by the Administrative Agent in its sole discretion. No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application of such proceeds to violate Regulation T or Regulation U of the Board of Governors of the Federal Reserve System, Regulation B, Regulation X or Regulation Z of the Consumer Financial Protection Bureau or any other regulation thereof or to violate the Exchange Act.
2.3.Register; Notes.
(a)Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments and Loans from time to time (the "Register"). The Register shall be available for inspection by the Credit Parties or the Lenders at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent. The Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount (and stated interest) of the Loans, and any such recordation shall be conclusive and binding on the Borrower and the Lenders, absent manifest error. The Borrower hereby designates the entity serving as Administrative Agent to serve as the Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.3, and the Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."
(b)Notes. If so requested by a Lender prior to the Second Restatement Date, or upon two (2) Business Days prior written notice at any time after the Second Restatement Date, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Second Restatement Date (or, if such notice is delivered after the Second Restatement

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Date, promptly after the Borrower's receipt of such notice) a Note or Notes, as so requested, to evidence the Loans.
2.4.Interest on Loans.
(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at the applicable Interest Rate. Except as otherwise set forth in Section 2.12, each Loan hereunder shall be a SOFR Rate Loan.
(b)Interest payable pursuant to Section 2.4(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the related Credit Date or the first day of an Interest Period applicable to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan.
(c)Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on (i) each Settlement Date, (ii) with respect to any prepayment, in whole or in part, of such Loan, the date of such prepayment in an amount equal to the interest accrued and unpaid on the amount so prepaid to the date of prepayment, and (iii) at maturity.
2.5.Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of Section 2.10 at a rate that is 3.00% per annum in excess of the Interest Rate (the "Default Funding Rate") otherwise payable hereunder with respect to the Loans until no Event of Default is then continuing. Payment or acceptance of the increased rates of interest provided for in this Section 2.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or the Lenders.
2.6.Make-Whole Payments.
(a)On each Settlement Date, the Borrower shall pay to the Lenders, the Minimum Utilization Additional Interest as set forth in the Fee Letter.
2.7.Voluntary Prepayments.
(a)
(a)The Borrower shall be prohibited from making any prepayments, in-whole or in-part, during the applicable Lock-Out Period. Notwithstanding the foregoing, if the Facility is prepaid, in whole or in-part, by the Borrower or its Affiliates during a Lock-Out Period, the Borrower shall pay the applicable Lock-Out Make-Whole Additional Interest to the Lenders, on the date of such termination provided, however, that if (i) the Administrative Agent establishes one or more Reserves, (ii) a Lender makes a demand for increased costs in accordance with Section 2.13 hereof, (iii) the Obligations are being refinanced by Blue Owl or an Affiliate thereof, or (iv) the Administrative Agent declares an Event of Default as a result of the occurrence of a Regulatory Trigger Event, the Borrower may prepay the Loans in-full during a

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Lock-Out Period, upon five (5) Business Days' prior written notice to the Lenders and the Administrative Agent, by paying the entire amount of Obligations outstanding at such time (but not, for the avoidance of doubt, the Lock-Out Make-Whole Additional Interest); provided, further, that upon the occurrence of a Change of Control with respect to the Company during the first twelve (12) months of a Lock-Out Period, the Borrower may prepay the Loans in-full, but not in-part, upon five (5) Business Days' prior written notice to the Lenders and the Administrative Agent, by paying the sum of (a) the entire amount of the Obligations outstanding at such time, plus (b) a reduced Lock-Out Make-Whole Additional Interest equal to the product of (x) the projected average daily outstanding principal amount of the Loans from the date of prepayment until the twelve (12) month anniversary of the Second Restatement Date (as determined by Administrative Agent in consultation with the Company and utilizing commercially reasonable assumptions) multiplied by (y) the Interest Rate in effect at the time of such prepayment, multiplied by (z) a fraction, the numerator of which is the actual number of days between the date of prepayment and the twelve (12) month anniversary of the Second Restatement Date and the denominator of which is 360, plus (c) an amount equal to the product of (x) 3.00% and (y) the Maximum Committed Amount.
(b)During a Prepayment Period, the Borrower may prepay the applicable Loans in-full, upon five (5) Business Days' prior written notice to the Lenders and the Administrative Agent, by paying the entire amount of Obligations outstanding relating to such Loans at such time and the applicable Prepayment Additional Interest; provided, no such Prepayment Additional Interest shall be payable in connection with a refinancing of the Obligations by the Agent or an Affiliate thereof.
(c) Following the expiration of a Prepayment Period, the Borrower may prepay the applicable Loans, in-full, at any time upon five (5) Business Days' prior written notice to the Lenders and the Administrative Agent.
(d)Concurrently with any prepayment of any Loan pursuant to clauses (a), (b) or (c) of this Section 2.7, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount prepaid; provided that, in connection with any prepayment pursuant to Section 2.7(a)(iii), such certificate shall be prepared based on information provided to the Borrower by the Administrative Agent.
(e)For the avoidance of doubt, at no time shall the Borrower be permitted to prepay the Loans in-part. Notwithstanding anything to the contrary, the repayment of the Loans (i) pursuant to Section 2.10(a)(iv), 2.10(a)(v), 2.10(b)(iv) or 2.10(b)(v) or otherwise out of Collections on a Settlement Date, and (ii) the repayment of Loans that do not result in any reduction or termination of Revolving Commitments, so long as the outstanding principal balance of the Loans being repaid equal or exceed the Tranche C Minimum Utilization Threshold or the Tranche D Minimum Utilization Threshold (each as defined in the Fee Letter), as applicable, after giving effect to such repayment, in each case, shall not constitute a prepayment.
2.8.Receivable Repurchase Events.
(a)Upon the occurrence of a Receivable Repurchase Event following a Revolving Commitment Termination Date, with respect to any Receivable included in the applicable Borrowing Base, the applicable Seller shall (x) repurchase each affected Receivable pursuant to the terms of the Purchase Agreement or the Bank Partner Sale Agreement, as applicable, at a price equal to the Receivable Repurchase Price and (y) deposit the Receivable Repurchase Price for each affected Receivable directly into the applicable Disbursement Account upon repurchase thereof. All amounts deposited into a Disbursement Account pursuant to this

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Section 2.8(a) shall be applied as Collections on the related Settlement Date pursuant to Section 2.10.
(b)Upon the occurrence of a Receivable Repurchase Event during a Revolving Commitment Period, the applicable Seller shall substitute each affected Receivable with a Substitute Eligible Receivable pursuant to the terms of the Purchase Agreement or the Bank Partner Sale Agreement, as applicable. In the event the applicable Seller is unable to originate (or, in the case of a Bank Partner Subsidiary, acquire pursuant to the applicable Bank Partner Program Agreements) sufficient Receivables to effect such substitution of affected Receivables, such Seller may (x) repurchase each affected Receivable pursuant to the terms of the Purchase Agreement or the Bank Partner Sale Agreement, as applicable, at a price equal to the Receivable Repurchase Price and (y) deposit the Receivable Repurchase Price for each affected Receivable directly into the applicable Disbursement Account to be applied as Collections on the related Settlement Date pursuant to Section 2.10 or released to the Borrower pursuant to Section 5.13 in order to purchase Eligible Receivables at a later date.
(c)In connection with a Receivables Repurchase Event arising under or in connection with the Bank Partner Sale Agreement, in the event that the applicable Bank Partner Subsidiary is unable, or otherwise fails, to repurchase or substitute a Substitute Eligible Receivable for an affected Receivable as required pursuant to clauses (a) or (b) above, the Company shall repurchase, or substitute a Substitute Eligible Receivable for, such affected Receivable in accordance with the terms of the Performance Guaranty.
2.9.Controlled Accounts.
(a)On or prior to the date hereof, the Borrower shall cause to be established and maintained, certain deposit accounts at the Collection Account Bank, in the name of the Borrower, each designated as a Collection Account, as to which the Collateral Agent has control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to a Collection Account Control Agreement. Each Collection Account Control Agreement shall provide that all funds on deposit in a Collection Account will be remitted to the applicable Disbursement Account on each Business Day.
(b)On or prior to the date hereof, the Borrower shall cause to be established and maintained, certain deposit accounts at the Disbursement Account Bank, in the name of the Borrower, each designated as a Disbursement Account, as to which the Collateral Agent has control for the benefit of the Secured Parties within the meaning of Section 9-104(a)(2) of the UCC pursuant to the Disbursement Account Control Agreement.
(c)All income from amounts on deposit in a Collection Account shall be retained in such Collection Account, until the date on which the funds in such Collection Account are swept to the applicable Disbursement Account in accordance with the Collection Account Control Agreement. All income from amounts on deposit in a Disbursement Account shall be retained in such Disbursement Account, until the next Settlement Date, at which time such income shall be applied, at the direction of the Collateral Agent in accordance with Section 2.10. The Borrower shall treat all income from amounts on deposit in any Disbursement Account as its income for federal, state and local income tax purposes.
(d)Notwithstanding anything to the foregoing, subject to the Facility Availability and to the conditions set forth in Section 2.10(c) and Section 3.3 the Borrower, in accordance with Section 5.13, shall use amounts on deposit in the respective Disbursement Accounts to purchase additional Receivables.
2.10.Application of Collections

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(a)Prior to each Settlement Date, the Administrative Agent shall confirm the accuracy of the Monthly Servicing Report and, on or prior to the Tranche C Final Maturity Date, the Collateral Agent shall instruct the Disbursement Account Bank, based on the Monthly Servicing Report as confirmed by the Administrative Agent, in writing, by 1:00 p.m. on each Settlement Date to apply all Tranche C Collections in the respective Disbursement Accounts with respect to the related Collection Period on each Settlement Date (after giving effect to any withdrawals in accordance with Section 2.10(c)) as follows:
(i)First, to the Servicer, the Tranche C Percentage of any accrued and unpaid Servicing Fees or reimbursable expenses due under the Servicing Agreement;
(ii)Second, on a pari passu basis, (A) to each Collection Account Bank, the Tranche C Percentage of Collection Account Bank Fees, reimbursable expenses and indemnification amounts of such Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the Disbursement Account Bank, the Tranche C Percentage of Disbursement Account Bank Fees, reimbursable expenses and indemnification amounts of the Disbursement Account Bank accrued and unpaid as of the last day of the related Collection Period, (C) to the Backup Servicer, the Tranche C Percentage of Backup Servicing Fees, reimbursable expenses (including, without limitation, any transition costs) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period and (D) to the Administrative Agent, to pay the Tranche C Percentage of any other accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent (including, without limitation, the Administrative Agent Fee) and the Collateral Agent in connection with this Agreement and any other Credit Document;
(iii)Third, to each Lender, to pay any accrued but unpaid interest, fees and expenses of such Lender in connection with Obligations (including, without limitation, any Undrawn Additional Interest, Prepayment Additional Interest, Minimum Utilization Additional Interest and Lock-Out Make-Whole Additional Interest) related to the Tranche C Loans;
(iv)Fourth, (x) prior to the Tranche C Amortization Period, if no Event of Default then exists, to the Lenders, pro rata, any amounts necessary to reduce the Tranche C Borrowing Base Deficiency, if any, to zero, or (y) during the Tranche C Amortization Period or if an Event of Default then exists, to the Lenders, pro rata, all remaining amounts until the outstanding principal amount of the Tranche C Loans and Obligations related to Tranche C Loans has been reduced to zero;
(v)Fifth, (x) prior to the Tranche D Amortization Period, if no Event of Default then exists, to the Lenders, pro rata, any amounts necessary to reduce the Tranche D Borrowing Base Deficiency, if any, to zero, or (y) during the Tranche D Amortization Period or if an Event of Default then exists, to the Lenders, pro rata, all remaining amounts until the outstanding principal amount of the Tranche D Loans and Obligations related to Tranche D Loans has been reduced to zero; and
(vi)Sixth, to the Borrower, for its own account, any remaining amount.
(b)Prior to each Settlement Date, the Administrative Agent shall confirm the accuracy of the Monthly Servicing Report and, on or prior to the Tranche D Final Maturity Date, the Collateral Agent shall instruct the Disbursement Account Bank, based on the Monthly Servicing Report as confirmed by the Administrative Agent, in writing, by 1:00 p.m. on each

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Settlement Date to apply all Tranche D Collections in the respective Disbursement Accounts with respect to the related Collection Period on each Settlement Date (after giving effect to any withdrawals in accordance with Section 2.10(c)) as follows:
(i)First, to the Servicer, the Tranche D Percentage of any accrued and unpaid Servicing Fees or reimbursable expenses due under the Servicing Agreement;
(ii)Second, on a pari passu basis, (A) to each Collection Account Bank, the Tranche D Percentage of Collection Account Bank Fees, reimbursable expenses and indemnification amounts of such Collection Account Bank accrued and unpaid as of the last day of the related Collection Period, (B) to the Disbursement Account Bank, the Tranche D Percentage of Disbursement Account Bank Fees, reimbursable expenses and indemnification amounts of the Disbursement Account Bank accrued and unpaid as of the last day of the related Collection Period, (C) to the Backup Servicer, the Tranche D Percentage of Backup Servicing Fees, reimbursable expenses (including, without limitation, any transition costs) and indemnification amounts of the Backup Servicer accrued and unpaid as of the last day of the related Collection Period and (D) to the Administrative Agent, to pay the Tranche D Percentage of any other accrued but unpaid fees and expenses and indemnification amounts of the Administrative Agent (including, without limitation, the Administrative Agent Fee) and the Collateral Agent in connection with this Agreement and any other Credit Document;
(iii)Third, to each Lender, to pay any accrued but unpaid interest, fees and expenses of such Lender in connection with Obligations (including, without limitation, any Undrawn Additional Interest, Prepayment Additional Interest, Minimum Utilization Additional Interest and Lock-Out Make-Whole Additional Interest) related to the Tranche D Loans;
(iv)Fourth, (x) prior to the Tranche D Amortization Period, if no Event of Default then exists, to the Lenders, pro rata, any amounts necessary to reduce the Tranche D Borrowing Base Deficiency, if any, to zero, or (y) during the Tranche D Amortization Period or if an Event of Default then exists, to the Lenders, pro rata, all remaining amounts until the outstanding principal amount of the Tranche D Loans and Obligations related to Tranche D Loans has been reduced to zero;
(v)Fifth, (x) prior to the Tranche C Amortization Period, if no Event of Default then exists, to the Lenders, pro rata, any amounts necessary to reduce the Tranche C Borrowing Base Deficiency, if any, to zero, or (y) during the Tranche C Amortization Period or if an Event of Default then exists, to the Lenders, pro rata, all remaining amounts until the outstanding principal amount of the Tranche C Loans and Obligations related to Tranche C Loans has been reduced to zero; and
(vi)Sixth, to the Borrower, for its own account, any remaining amount.
(c)In addition, during a Revolving Commitment Period, so long as (x) the applicable Facility Availability is greater than zero and (y) an Event of Default has not occurred and is continuing, the Collateral Agent may, at any time, instruct the Disbursement Account Bank to release funds to the Borrower in an amount up to the applicable Facility Availability to be used by Borrower to purchase additional Eligible Receivables in accordance with Section 5.13 and subject to the conditions set forth in Section 3.3.
(d)Not more frequently than once per week, the Collateral Agent shall direct the Disbursement Account Bank to release from the applicable Disbursement Account any amounts owed to a Bank Partner Originator in respect of any Bank Partner Retained Percentages,

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if the Servicer has delivered to the Collateral Agent a certificate setting forth the calculation of such amounts owed to such Bank Partner Originator in form and substance reasonably satisfactory to the Collateral Agent, which certificate shall include reasonable detail regarding the calculation of the amounts owed to the Bank Partner Originator, including the applicable Bank Partner Retained Percentage, and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such certificate. Each of the Administrative Agent, the Collateral Agent and the Lenders disclaim any interest in or Lien on any funds on deposit in any Disbursement Account or any Collection Account which are identified or identifiable as payments made with respect to Receivables that are allocable to a Bank Partner Originator in respect of any Bank Partner Retained Percentages.
(e)The Collateral Agent shall have no liability for any delay by the Disbursement Account Bank in transferring funds as directed by the Collateral Agent in accordance with this Section 2.10.
2.11.General Provisions Regarding Payments.
All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to the account of the Administrative Agent, the Collateral Agent or a Lender, as applicable, not later than 12:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds to the account designated by each Agent or each Lender, as applicable, in writing to the Disbursement Account Bank. Funds received by the Administrative Agent, the Collateral Agent or a Lender after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day (except to the extent such delay in payment results solely from the Disbursement Account Bank's failure to distribute funds on deposit in any Disbursement Account and available for distribution as of 12:00 p.m. on such Business Day in accordance with Section 2.10).
(a)
(a)All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.
(b)All payments of principal on the Tranche C Loans and Tranche D Loans shall be applied to the respective Loans pro rata in reduction of the outstanding principal amount thereof; provided, that the amount of any principal prepayment may be allocated among the Lenders in reduction of the outstanding principal amount of their Loans in such other manner as directed by the Administrative Agent in consultation with the Lenders.
(c)Subject to the proviso set forth in the definition of "Interest Period," whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.
(d)The Borrower hereby authorizes the Administrative Agent to charge the Borrower's accounts with the Administrative Agent or any of the Administrative Agent's Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).
(e)The Administrative Agent shall give prompt telephonic notice to the Borrower and the Lenders (confirmed in writing) if any payment is not made in conformity with this Section 2.11. Interest shall continue to accrue on any principal as to which a non-

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conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Interest Rate or the Default Funding Rate, as applicable, from the date such amount was due and payable until the date such amount is paid in full.
2.12.Effect of Benchmark Transition Event.
(a)Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower and the Lenders without any amendment to this Agreement or any other Credit Document, or further action or consent of any other party to, this Agreement or any other Credit Document.
(b)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(c)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.12.
(d)Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the interest period formulation for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i)

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above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the interest period formulation for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan.
(f)As used in this Section 2.12:
"Available Tenor" means, as of any date of determination and with respect to the then current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date.
"Benchmark" means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 2.12.
"Benchmark Replacement" means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable interest period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

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(1)for purposes of clause (1) of the definition of "Benchmark Replacement," the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such interest period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such interest period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)for purposes of clause (2) of the definition of "Benchmark Replacement," the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in consultation with the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Business Day", timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no

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market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of

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such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.12.
"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
"Reference Time" with respect to any setting of the then-current Benchmark means the time determined by the Administrative Agent in its reasonable discretion.
"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
2.13.Increased Costs; Capital Adequacy.
(a)Compensation For Increased Costs. Subject to the provisions of Section 2.14 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall have reasonably determined in good faith (which determination shall, absent

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manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Indemnified Tax, Excluded Tax or Other Tax) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder, (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements), or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining the Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall pay to such Lender within ten (10) Business Days of receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
(b)Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten (10) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such

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controlling corporation on an after-tax basis for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.
2.14.Taxes; Withholding;
Payments Free of Taxes.
(a)Payments Without Deduction or Withholding. Any and all payments by or on account of any obligation of a Credit Party under any Credit Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then such Credit Party shall make such deduction and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making all such deductions (including such deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or a Lender receives an amount equal to the sum it would have received had no such deductions been made.
(b)Payment of Other Taxes. Each applicable Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes of such Credit Party.
(c)Indemnification. Each Credit Party shall indemnify the Administrative Agent and any Lender pursuant to this Section 2.14 within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.14, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders.
(i)If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly

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completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, a Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(e)(ii)(A), 2.14(e)(ii)(B)(I) through (V) and 2.14(e)(ii)(C) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(f)(A) an Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax; and
(g)(B) any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and, to the extent it is legally entitled to do so, from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(h)(I) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(i)(II) executed originals of IRS Form W-8ECI;
(j)(III) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that (A) such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) the interest payments in question are not effectively connected with a U.S. trade or

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business conducted by such Non-U.S. Lender (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E;
(k)(IV) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner;
(l)(V) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; and
(m)(VI) to the extent legally entitled to do so, executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(n)(C) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(o)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(f)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Survival. Each party's obligations under this Section 2.14 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Facility and the repayment, satisfaction or discharge of all obligations under any Credit Document.
2.15.Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after an officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 2.12, 2.13 or 2.14, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use commercially reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through a Lender Affiliate, or (b) take such other measures as such Lender may, in its sole discretion, deem appropriate if, as a result thereof, the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.12, 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of its Revolving Commitments or Loans through such Lender Affiliate, or in accordance with such other measures, as the case may be, would not otherwise adversely affect its Revolving Commitments or Loans or the interests of the Borrower or such Lender; provided, such Lender will not be obligated to utilize a Lender Affiliate, pursuant to this Section 2.14 unless the Borrower agrees to pay all reasonable, documented, out-of-pocket incremental expenses incurred by such Lender as a result of utilizing such Lender Affiliate as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.14 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.
(b)If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 2.14, it shall pay to the Borrower an amount equal to such refund, as determined by the Administrative Agent or such Lender in its sole discretion (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that

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the Borrower, upon the request of the Administrative Agent or a Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such governmental authority. This subsection shall not be construed to require the Administrative Agent or each Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
2.16.Determination of Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate and Monthly Servicing Report delivered to the Administrative Agent.
2.17.Cure of Borrowing Base Deficiency. With respect to any Borrowing Base Deficiency resulting solely from the reduction of the Maximum Advance Rate following the occurrence of a Tier 1 Collateral Performance Trigger, the Borrower may, within thirty (30) days of the date on which the Maximum Advance Rate was reduced, pledge additional Eligible Receivables to the Collateral Agent and/or prepay the Loans in an aggregate amount up to the amount necessary to cure such Borrowing Base Deficiency. In connection with any prepayment of the Loans made in order to cure a Borrowing Base Deficiency, the Company may make a corresponding capital contribution to the Borrower by depositing an amount equal to such Borrowing Base Deficiency into the applicable Disbursement Account for distribution in accordance with Section 2.10 hereof.
SECTION 3. CONDITIONS PRECEDENT
3.1.Second Restatement Date. The effectiveness of this Agreement and the obligation of the Lenders to make Loans hereunder on the Second Restatement Date is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions on or before the Second Restatement Date:
(a)Credit Documents. The Administrative Agent shall have received copies of each Credit Document executed and delivered by each applicable Credit Party.
(b)Organizational Documents; Incumbency. The Administrative Agent shall have received copies of (i) each Organizational Document executed and delivered by each Credit Party, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, (ii) signature and incumbency certificates of the officers of each Credit Party, (iii) resolutions of the board of directors, board of managers, managing member or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, as applicable, or by which it or its assets may be bound as of the Second Restatement Date, certified as of the Second Restatement Date by its secretary or an assistant secretary or its director of operations as being in full force and effect without modification or amendment, (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Second Restatement Date, and (v) such other security agreements, insurance certificates and endorsements, financing statements, opinions of counsel, documents and instruments as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent.
(c)Due Organization and Good Standing. Each Credit Party shall be duly organized and in good standing in the jurisdiction of its organization and qualified to do business in any other jurisdiction where it conducts its business other than in jurisdictions where the failure to be so qualified has not had, and could not be reasonably expected to have, a Material Adverse Effect.

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(d)Authorizations and Consents. Each Credit Party shall have obtained all consents, licenses, permits and other authorizations or approvals of all Governmental Authorities and all consents of other Persons, in each case, that are necessary or advisable in connection with the transactions contemplated by the Credit Documents to which it is a party and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened (in writing) by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(e)Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected first priority Lien in the Collateral, the Collateral Agent shall have received:
(i)evidence satisfactory to the Administrative Agent of the compliance by the Credit Parties with their obligations under the Collateral Documents and the Related Agreements (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit accounts as provided therein);
(ii)the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal property of the Borrower in Delaware, the Company in Delaware, OppWin in Delaware and OppWin BPI in Delaware, together with copies of all such filings disclosed by such search;
(iii)UCC termination statements (or similar documents) duly approved by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such searches with respect to the Collateral (other than any UCC financing statement filed in connection with the transactions contemplated under the Credit Documents);
(iv)evidence that each of the Borrower, the Company, OppWin and OppWin BPI shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Collateral Agent or the Administrative Agent; and
(v)evidence that any Indebtedness (other than the Obligations) secured by the Collateral has been paid in full.
(f)Funding Notice. The Borrower shall have delivered to Administrative Agent, a duly executed Funding Notice requesting a Credit Extension (together with evidence that all conditions to the funding of such Credit Extension have been or will concurrently with the funding of such Credit Extension be satisfied) in an amount not less than the sum of (i) the outstanding principal balance of the Tranche B Loans (as defined in the Existing Credit Agreement) and all other Obligations (as defined in the Existing Credit Agreement) owing to the Tranche B Lenders (as defined in the Existing Credit Agreement), in each case, immediately prior to the effectiveness of this Agreement, plus (ii) all fees and expenses required to by paid by the Borrower to the Administrative Agent and the Lenders on the Second Restatement Date.

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(g)Opinions of Counsel to Credit Parties. The Administrative Agent shall have received executed copies of the favorable written opinions of Sidley Austin LLP, counsel for the Credit Parties, as to (i) corporate and enforceability matters, (ii) the creation and perfection of the security interests (A) in favor of the Collateral Agent in the Collateral under the Collateral Documents and (B) in favor of the Borrower in the Receivables under the Purchase Agreement, and (iii) such other matters as the Administrative Agent may reasonably request, dated as of the Second Restatement Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(h)Fees and Expenses. The Credit Parties shall have paid to the Administrative Agent the fees payable on the Second Restatement Date referred to in the Fee Letter and all outstanding Permitted Expenses shall have been paid by the Credit Parties or reimbursed to the Agents and Lenders, as applicable.
(i)Solvency Certificates. On the Second Restatement Date, the Administrative Agent shall have received Solvency Certificates from each Credit Party dated as of the Second Restatement Date and addressed to the Administrative Agent, attesting that before and after giving effect to the consummation of the initial Credit Extension, such Credit Party is Solvent.
(j)Closing Certificates. Each Credit Party shall have delivered to the Administrative Agent an originally executed Closing Certificate.
(k)No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened (in writing) in any court or before any arbitrator or Governmental Authority with respect to any of the Credit Parties, any of the Key Employees or the transactions contemplated by the Credit Documents, that would reasonably be expected to have a Material Adverse Effect.
(l)No Closing Date Material Adverse Change. A Closing Date Material Adverse Change shall not have occurred.
(m)No New Information. The Administrative Agent shall not have become aware, since January 1, 2024, of any new information or other matters not previously disclosed to the Administrative Agent relating to any Credit Party or their respective Affiliates or the transactions contemplated herein that the Administrative Agent, in its reasonable judgment, deems inconsistent in a material and adverse manner with the information or other matters previously disclosed to the Administrative Agent relating to the Credit Parties or their respective Affiliates or the transactions contemplated herein.
(n)Evidence of Insurance. The Collateral Agent shall have received certificates from the Servicer's, the Company's and the Borrower's insurance broker, or other evidence satisfactory to it that all insurance required to be maintained hereunder is in full force and effect, and the Administrative Agent shall have completed its review of the insurance coverage for the Servicer, the Company and the Borrower and the results of such review shall be satisfactory to the Administrative Agent.
(o)Servicing Report. The Administrative Agent shall have received a form of Monthly Servicing Report, set forth as Exhibit B to the Servicing Agreement, acceptable to the Administrative Agent in its sole discretion.
(p)Access to Servicing Systems. The Servicer shall have provided the Administrative Agent and the Backup Servicer with remote, read-only on-line access to the Loan Database, acceptable to the Administrative Agent in its sole discretion.

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3.2.Conditions to Each Credit Extension.
(a)Conditions Precedent. The obligation of the Lenders to make any Loan, on any Credit Date, including the Second Restatement Date, is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:
(i)each Credit Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent (provided that the terms and provisions set forth in the Credit Documents as of the Second Restatement Date shall be deemed satisfactory to the Administrative Agent) and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent.
(ii)the Administrative Agent shall have received a fully executed Funding Notice together with a Borrowing Base Certificate two (2) Business Days prior to such Credit Date, evidencing sufficient Commitment Availability with respect to the requested Loan together with an updated schedule of Receivables including the Receivables to be pledged in connection with the Loan, such schedule to (A) be in an electronic file format reasonably satisfactory to the Administrative Agent and (B) set forth the information required to be provided under the Backup Servicing Agreement (including, without limitation, and with respect to each Contract, (1) the account number; (2) Obligor name, (3) the outstanding principal balance of the Receivable evidenced by such Contract), (4) the Remaining Funded Amount of such Receivable, and (5) any other information reasonably requested by the Administrative Agent with respect to such Credit Date;
(iii)as of such Credit Date, the representations and warranties made by the applicable Credit Parties contained herein and in the other Credit Documents to which it is a party shall be true and correct in all material respects (except for such representations and warranties already qualified by materiality which shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for such representations and warranties already qualified by materiality which shall be true and correct in all respects) on and as of such earlier date;
(iv)as of such Credit Date, after giving effect to such Loan, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;
(v)as of such Credit Date, the Collateral Agent shall have received a fully executed Assignment;
(vi)the Administrative Agent shall have approved all material changes made to the Credit Policies and the Servicing Policy in accordance with the terms set forth herein;
(vii)if any Receivables originated by an Additional Bank Partner Originator are to be pledged in connection with the Loan on such Credit Date, the Administrative Agent shall have received a fully executed copy of the related Additional Bank Partner Originator Program Agreements and the Additional Bank Partner Originator Call Letter;

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(viii)in accordance with the terms of the Backup Servicing Agreement, the Borrower shall have delivered, or caused to be delivered, to the Backup Servicer, imaged copies of the Verified Documents and the related Receivables Report, and (to the extent required pursuant to the Backup Servicing Agreement) the Administrative Agent shall have received a Verification Report and the Verified Receivables Report from the Backup Servicer, which Verification Report and Verified Receivables Report is acceptable to the Administrative Agent in its sole discretion (it being acknowledged and agreed that verifications shall be performed concurrently with funding);
(ix)no Closing Date Material Adverse Change shall have occurred;
(x)no Tier 2 Collateral Performance Trigger shall have occurred and be continuing;
(xi)[Reserved];
(xii)immediately prior to and after making the Credit Extensions requested on such Credit Date, no Borrowing Base Deficiency shall exist;
(xiii)none of the Receivables to be sold to the Borrower on such Credit Date and reflected on the Borrowing Base Certificate delivered pursuant to clause (ii) above were originated in any state or jurisdiction with respect to which any Governmental Authority has instituted any inquiry, investigation, action or proceeding against any Credit Party, any Originator, any Bank Partner Originator or any sub-servicer relating to such Person's authority to originate, hold, own, service, pledge or enforce any Receivable with respect to the residents of such state; and
(xiv)no Receivable proposed to be pledged as Collateral for the first time (i.e. not already included in a Borrowing Base calculation as of the date of the proposed Credit Extension) shall, at the time of the proposed Credit Extension (1) have been originated in a jurisdiction in which a Level One Regulatory Trigger Event has occurred and is continuing or (2) have been originated to an Obligor residing in a jurisdiction in which a Level One Regulatory Trigger Event has occurred and is continuing (for the avoidance of doubt, any Receivable that Borrower acquires that is otherwise subject to a Level One Regulatory Trigger Event will not violate the condition precedent in this Section 3.2(a)(xiv) unless such Receivable is included in the calculation of the Borrowing Base).
Any Agent shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent, such request is warranted under the circumstances.
(b)Funding Notices. Any Funding Notice shall be executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent in accordance with Section 3.2(a)(ii).
3.3.Conditions to Each Release of Funds.
(a)Conditions Precedent. The obligation of the Collateral Agent to release funds in any Disbursement Account to the Borrower in accordance with Section 2.10(c) is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions precedent:

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(i)each Credit Document shall be in full force and effect, shall include terms and provisions reasonably satisfactory to the Administrative Agent (provided that the terms and provisions set forth in the Credit Documents as of the Second Restatement Date shall be deemed satisfactory to the Administrative Agent) and no provision thereof shall have been amended, restated, supplemented, modified or waived in any respect determined by the Administrative Agent to be material, in each case, without the consent of the Administrative Agent.
(ii)the Administrative Agent shall have received a fully executed Funds Release Request together with a Borrowing Base Certificate no later than 12:00 p.m. two (2) Business Days prior to the date on which Borrower proposes to use the requested funds to purchase additional Eligible Receivables (the "Release Date"), evidencing sufficient Facility Availability with respect to the requested funds together with an updated schedule of Receivables including the Receivables to be purchased on the Release Date, such schedule to (A) be in an electronic file format reasonably satisfactory to the Administrative Agent and (B) set forth the information required to be provided under the Backup Servicing Agreement (including, without limitation, and with respect to each Contract, (1) the account number; (2) Obligor name, (3) the outstanding principal balance of the Receivable evidenced by such Contract), (4) the Remaining Funded Amount of such Receivable and (5) any other information reasonably requested by the Administrative Agent with respect to such Release Date;
(iii)as of such Release Date, the representations and warranties made by the applicable Credit Parties contained herein and in the other Credit Documents to which it is a party shall be true and correct in all material respects (except for such representations and warranties already qualified by materiality which shall be true and correct in all respects) on and as of that Release Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for such representations and warranties already qualified by materiality which shall be true and correct in all respects) on and as of such earlier date;
(iv)as of such Release Date, after giving effect to the requested release of funds from the applicable Disbursement Account, no event shall have occurred and be continuing or would result from such release of funds from such Disbursement Account to the Borrower that would constitute an Event of Default or a Default;
(v)as of such Release Date, the Collateral Agent shall have received a fully executed Assignment;
(vi)the Administrative Agent shall have approved all material changes made to the Credit Policies and the Servicing Policy in accordance with the terms set forth herein;
(vii)if any Receivables originated by an Additional Bank Partner Originator are to be pledged in connection with the release made on such Release Date, the Administrative Agent shall have received a fully executed copy of the related Additional Bank Partner Originator Program Agreements and the Additional Bank Partner Originator Call Letter;
(viii)in accordance with the terms of the Backup Servicing Agreement, the Borrower shall have delivered, or caused to be delivered, to the Backup Servicer, imaged copies of the Verified Documents and the related Receivables Report, and (to the

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extent required pursuant to the Backup Servicing Agreement) the Administrative Agent shall have received a Verification Report and the Verified Receivables Report from the Backup Servicer, which Verification Report and Verified Receivables Report is acceptable to the Administrative Agent in its sole discretion;
(ix)no Closing Date Material Adverse Change shall have occurred;
(x)no Tier 2 Collateral Performance Trigger shall have occurred and be continuing;
(xi)[Reserved];
(xii)immediately after the release of the requested funds to Borrower and the purchase by the Borrower of additional Eligible Receivables on such Release Date, no Borrowing Base Deficiency shall exist; and
(xiii)none of the Receivables to be sold to the Borrower on such Release Date and reflected on the Borrowing Base Certificate delivered pursuant to clause (ii) above were originated in any state or jurisdiction with respect to which any Governmental Authority has instituted any inquiry, investigation, action or proceeding against any Credit Party, any Originator, any Bank Partner Originator or any sub-servicer relating to such Person's authority to originate, hold, own, service, pledge or enforce any Receivable with respect to the residents of such state.
Any Agent shall be entitled, but not obligated, to request and receive, prior to the release of any funds from any Disbursement Account to the Borrower, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent, such request is warranted under the circumstances.
(b)Funds Release Request. Any Funds Release Request shall be executed by an Authorized Officer of the Borrower and delivered to the Administrative Agent in accordance with Section 3.2(a)(ii).
SECTION 4.REPRESENTATIONS AND WARRANTIES
In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made hereunder, each of the Borrower and the Company represents and warrants, as to itself and on behalf of each Credit Party, to the Agents and the Lenders, on the Second Restatement Date, on each Credit Date and on each Release Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Second Restatement Date are deemed to be made concurrently with the consummation of the transactions contemplated by the Credit Documents):
4.1.Organization; Requisite Power and Authority; Qualification; Other Names. Each Credit Party (a) is duly organized or formed, validly existing and in good standing under the laws of the State of its organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its Obligations thereunder, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good

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standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Neither the Borrower nor the Company operates or does business under any assumed, trade or fictitious name other than, in the case of the Company, Opportunity Loans and Opp Loans. The Borrower has no Subsidiaries.
4.2.Due Authorization. The execution, delivery and performance of the Credit Documents to which each Credit Party is a party have been duly authorized by all necessary action on the part of such Credit Party.
4.3.No Conflict. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a)(i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party, (ii) violate any of the Organizational Documents of such Credit Party, or (iii) violate any order, judgment or decree of any court or other agency of government binding on such Credit Party, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party, except as could not reasonably be expected to result in a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Permitted Liens), or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party, except for such approvals or consents which will be obtained on or before the Second Restatement Date and delivered to the Administrative Agent.
4.4.Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with; consent or approval of; permit, license, authorization, plan or directive from; notice to; or other action to, with or by, any Governmental Authority or any other Person, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, on or prior to the Second Restatement Date.
4.5.Binding Obligation. Each Credit Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and is the legally valid and binding obligation of such Credit Party and is in full force and effect, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.
4.6.Receivables. Each Receivable that is identified by the Borrower as an Eligible Receivable on a Borrowing Base Certificate or Funding Notice, or by the Servicer on a Monthly Servicing Report, satisfies the Eligibility Criteria. Except with respect to a Bank Partner Originated Receivable, unless otherwise approved by the Administrative Agent in its sole discretion, no Depository Institution participated in the origination of any Receivable and at no time has any Receivable been owned, purchased, or serviced by a Depository Institution.
4.7.No Adverse Selection. As of the date of the transfer by the applicable Seller to the Borrower (a) the Receivables sold or transferred by such Seller to the Borrower on such date, when taken together with the Receivables previously sold by the Sellers to the Borrower and considered as a whole, are of no lesser quality than (i) the Company Receivables, considered as a whole, or (ii) the Company Receivables pledged under any other financing facility or sold pursuant to any sale agreement under which the Company or an Affiliate of the Company is a borrower or seller, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise indirectly), in each case, as of the time of that transfer, and (b) no selection

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procedures adverse to the Borrower, the Administrative Agent, the Collateral Agent or any Lender have been used (i) in selecting any Receivable from all other similar Company Receivables, or (ii) in allocating Company Receivables among any financing facility or sale agreement under which the Company or an Affiliate of the Company is a borrower, either directly or indirectly (acting through a special purpose borrowing entity, or otherwise indirectly); provided, however, that, for the avoidance of doubt, (i) differences in Receivables resulting from differences between the Eligibility Criteria and any eligibility criteria of another financing facility or sale agreement shall not alone result in the Receivables being considered "lesser quality" for purposes of this Section 4.7 and (ii) selections or allocations resulting from differences between the Eligibility Criteria and any eligibility criteria of another financing facility or sale agreement shall not alone constitute selection procedures adverse to the Borrower, the Administrative Agent, the Collateral Agent or any Lender.
4.8.No Material Adverse Effect. Since January 1, 2024, no event, circumstance or change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect.
4.9.No Change of Control. No Change of Control has occurred other than with the prior written consent of the Administrative Agent.
4.10.Adverse Proceedings, etc. There are no Adverse Proceedings pending, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. No Credit Party nor, to the knowledge of any Credit Party, any Bank Partner Originator is (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
4.11.Payment of Taxes. Except as otherwise permitted under Section 5.3, (i) all U.S. federal income tax returns and all other material tax returns and reports of the Borrower and the Company required to be filed have been timely filed, and (ii) all U.S. federal income Taxes and all other material Taxes due and payable, and all assessments, fees and other governmental charges upon the Borrower and the Company and upon its properties, assets, income, businesses and franchises which are due and payable have been timely paid when due and payable. Neither the Borrower nor the Company knows of any threatened (in writing) or proposed Tax assessment against it which is not being actively contested by the Borrower or the Company, as applicable, in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
4.12.Title to Assets. Each of the Borrower and the Company has good and valid title to all of its assets reflected in the most recent financial statements delivered pursuant to Section 5.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens, other than Permitted Liens.
4.13.No Indebtedness. The Borrower does not have any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement, the other Credit Documents or otherwise permitted hereunder.
4.14.No Defaults. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and to each Credit Party's knowledge, no condition exists which, with the giving of

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notice or the lapse of time or both, could constitute such a default, except where, (a) such defaults have been waived, or (b) individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
4.15.Governmental Regulation. The Borrower is not subject to regulation under the Investment Company Act of 1940, or under any other federal or state statute or regulation, which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. The Borrower is not required to be registered as an investment company as such term is defined in the Investment Company Act of 1940.
4.16.Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used directly or indirectly to purchase or carry any such Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T or U of the Board of Governors of the Federal Reserve System or Regulations B, X or Z of the Consumer Financial Protection Bureau.
4.17.Certain Fees. No broker's or finder's fee or commission will be payable by the Borrower or the Company with respect to this Agreement or any of the transactions contemplated hereby.
4.18.Solvency and Fraudulent Conveyance. The Borrower is and, upon the incurrence of any Credit Extension by the Borrower on any date on which this representation and warranty is made, will be, Solvent. No Credit Party is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. No Credit Party shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors. The Borrower has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables under the Purchase Agreement and the Bank Partner Sale Agreement, as applicable.
4.19.Compliance with Statutes, etc. Each Credit Party (a) and, to the knowledge of the Credit Parties, each Bank Partner Originator, is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) has in place a compliance management system appropriate for its respective size and complexity.
4.20.Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or at the direction of any Credit Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by the preparer thereof to be reasonable at the time. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents,

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certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.
4.21.Money Control Acts/FCPA. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "Patriot Act"). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
4.22.Security Interest.
(a)The Security Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral (as defined thereunder) in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interest is prior to all other liens (subject to Permitted Liens);
(b)Immediately upon the pledge by the Borrower of the Receivables and the Other Conveyed Property (as defined in the Purchase Agreement, OppWin Sale Agreement and the OppWin BPI Sale Agreement) to the Collateral Agent under the Security Agreement, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests and rights of others (subject to Permitted Liens); and
(c)All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in all assets of the Borrower have been made, given, taken or performed.
4.23.Payment Instructions; etc. The Servicer has instructed, or otherwise caused, all Obligors with respect to any Receivables to make all payments made with respect to such Receivable (A) to the extent paid by credit card, electronic check, ACH payment or wire transfer, directly into the applicable Collection Account, and (B) to the extent paid by cash, checks, notes, drafts, bills of exchange or money orders, directly to the Servicer. Each Collection Account and each Disbursement Account is maintained solely in the name of the Borrower. The Borrower has not granted any Person, other than the Collateral Agent as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection Account or any Disbursement Account at a future time or upon the occurrence of a future event (other than any such right in favor of the depository institution granted in connection with the opening of such accounts or pursuant to the Collection Account Control Agreement or the Disbursement Account Control Agreement, as applicable). The Collection Account Bank has been instructed to remit all funds on deposit in the Collection Accounts to the applicable Disbursement Account on each Business Day. The Disbursement Account Bank has been instructed to distribute funds on deposit in the respective Disbursement Accounts at the direction of the Collateral Agent. The Servicer has been instructed to remit any Collections and other amounts received with respect to the Receivables received by it to the applicable Disbursement Account within two (2) Business Days of receipt.

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4.24.FinWise Contracts. Neither the voluntary payment authorization for electronic funds transfers nor any other document or disclosure provided borrowers on FinWise Loans provides for delayed funding for borrowers who elect to repay their FinWise Loans by checks rather than by preauthorized electronic funds transfers or for any other disincentive unacceptable to the Administrative Agent for payments by checks rather that preauthorized electronic fund transfers. Since the Closing Date, neither the FinWise Originator nor any Credit Party has sent telemarketing texts without prior express written consent.
4.25.ERISA. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect;
(a)
(b)The Borrower does not maintain or contribute to any Plan;
(c)None of the Credit Parties is an employee benefit plan subject to Title I of ERISA, a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code and subject to 4975 of the Internal Revenue Code, or a governmental plan, church plan, or Foreign Plan that is subject to federal, state, local or non-U.S. laws substantially similar in form or application to Section 406 of ERISA or Section 4975 of the Internal Revenue Code ("Similar Laws");
(d)None of the assets of any Credit Party constitute or will constitute "plan assets" within the meaning of U.S. Department of Labor Section 2510.3-101, as amended by Section 3(42) of ERISA; and
The transactions contemplated by this Agreement will not cause a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or a violation of any Similar Laws.
SECTION 5.AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that so long as any Revolving Commitment is in effect and until payment in full of all of the Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made), it shall perform, and ensure that each applicable Affiliate perform, all covenants applicable to it in this Section 5.
5.1.Reports. The applicable Credit Parties specified below shall deliver, or cause to be delivered, to the Administrative Agent:
(a)Collateral Reporting. On each Credit Date, each Release Date and, during the continuance of a Default or Event of Default, at such other times as the Administrative Agent shall request, the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent. Each Borrowing Base Certificate delivered to the Administrative Agent shall bear a signed statement by an Authorized Officer certifying the accuracy and completeness of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by the Borrower to the Lenders that each Eligible Receivable included therein satisfies the Eligibility Criteria. In the event any Funding Notice or Borrowing Base Certificate with respect to a Loan or other information required by this Section 5.1(a) is delivered to the Administrative Agent by the Borrower electronically or otherwise without signature, such Funding Notice, Borrowing Base Certificate or other information shall, upon such delivery, be deemed to be signed and certified on behalf of the Borrower by an Authorized Officer and constitute a representation to the Administrative Agent as to the authenticity thereof.

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The Administrative Agent shall have the right to review and adjust any such calculation of the Borrowing Base to reflect exclusions from Eligible Receivables, Reserves or such other matters as are necessary to determine the Borrowing Base, but in each case, only to the extent the Administrative Agent is expressly provided such discretion by this Agreement and provides written notice to the Borrower of any such adjustment. The Administrative Agent shall have the continuing right in its commercially reasonable discretion to establish and adjust Reserves in determining the Borrowing Base in such amounts, and with respect to such matters, as the Administrative Agent shall deem appropriate in its commercially reasonable discretion, including without limitation Reserves with respect to collection performance, and amounts the Borrower is required to pay and has failed to pay; provided, that the Administrative Agent shall notify the Borrower in writing of any adjustment in the Reserves or the Borrowing Base. Together with each Borrowing Base Certificate delivered pursuant to this clause (a) and each Monthly Servicing Report, the Borrower shall deliver, or cause the Servicer to deliver, to the Administrative Agent a schedule setting forth the applicable Bank Partner Retained Percentage with respect to each Receivable.
(b)Notice of Default, Collateral Performance Trigger and Servicer Default. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default, an Event of Default, a Tier 1 Collateral Performance Trigger, a Tier 2 Collateral Performance Trigger or a Servicer Default, (ii) that any Person has given any notice to any Credit Party or taken any other action with respect to any event or condition set forth in Section 7.1, or (iii) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect, a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, a Tier 1 Collateral Performance Trigger, a Tier 2 Collateral Performance Trigger or Servicer Default, event or condition, and what action the applicable Credit Party has taken, is taking and proposes to take with respect thereto;
(c)Notice of Litigation. Promptly upon any Authorized Officer of any Credit Party obtaining actual knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding against a Credit Party or a Bank Partner Originator (in the case of a Bank Partner Originator, solely with respect to the Receivables, the origination of the Receivables or the sale of the Receivables to the applicable Bank Partner Subsidiary) not previously disclosed in writing by the Borrower to the Lenders, (ii) any development in any Adverse Proceeding against the Borrower, (iii) any material development in any Adverse Proceeding against any Credit Party (other than the Borrower) that, if adversely determined, is reasonably likely to result in a judgment in an amount in excess of $[***], or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Administrative Agent and its counsel to evaluate such matters or (iv) any material development in any Adverse Proceeding against a Bank Partner Originator that, if adversely determined, is reasonably likely to result in a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to the Credit Parties to enable the Administrative Agent and its counsel to evaluate such matters;
(d)Breach of Representations and Warranties. Promptly upon any Credit Party becoming aware of a material breach with respect to any representation or warranty made or deemed made by any Credit Party in any Credit Document or in any certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith, a certificate of an Authorized Officer specifying the nature and period of existence of

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such breach and what action such Credit Party has taken, is taking and proposes to take with respect thereto;
(e)Information Regarding Collateral. Each Credit Party will furnish to the Collateral Agent prior written notice of any change to its (i) corporate name, (ii) identity, organizational structure or jurisdiction of organization, or (iii) Federal Taxpayer Identification Number. Each Credit Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Credit Party agrees to promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed;
(f)Credit Policies and Servicing Policy. In accordance with Section 6.15, the Company shall provide at least ten (10) Business Days prior written notice to the Administrative Agent of any change to the Credit Policies or the Servicing Policy;
(g)Termination of Agent for Service of Process. Each Credit Party shall provide the Administrative Agent with prompt notice of any resignation of the service agent referred to in Section 3.1(n) of the Existing Credit Agreement with respect to such Credit Party, or any termination of the related agency relationship; and
(h)Projected Draws. The Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent, on each Settlement Date during the Revolving Commitment Period, a report setting forth the aggregate amount of Tranche C Loans and the aggregate amount of Tranche D Loans the Borrower anticipates (as of such Settlement Date) requesting from the Lenders during the calendar month following such Settlement Date. Such report shall be based on the reasonable projections of the Borrower and shall neither (x) obligate the Borrower to request Tranche C Loans and/or Tranche D Loans in amounts equal to those set forth in any such report, nor (y) limit the ability of Borrower to request additional Loans in excess of the amounts set forth in any such report.
5.2.Existence. Each Credit Party shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.
5.3.Payment of Taxes and Claims. The Borrower and the Company shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. The Borrower and the Company shall not file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries).
5.4.Compliance with Laws. Each Credit Party shall (a) comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (b) maintain in-place a compliance management system appropriate for its respective size and complexity.

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5.5.Further Assurances. At any time or from time to time upon the request of the Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request of such Credit Party in order to effect fully the purposes of the Credit Documents, including providing any Lender with any information reasonably requested pursuant to Section 9.19.
5.6.Separateness. The Borrower acknowledges that the Lenders are entering into this Agreement in reliance upon the Borrower's identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, the Borrower shall take all reasonable steps, including without limitation, all steps that the Administrative Agent may from time to time reasonably request, to maintain the Borrower's identity as a separate legal entity and to make it manifest to third parties that the Borrower is a separate legal entity. Without limiting the generality of the foregoing, the Borrower agrees that it has not and shall not (except as otherwise provided in the Credit Documents):
(a)fail to maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than decisions of its member pursuant to the terms of the limited liability company agreement of the Borrower, fail to not to be controlled in making such decisions by any Affiliate thereof or any other Person;
(b)fail to file its own tax returns, if any, as may be required under applicable law, to the extent it is (i) not part of a consolidated group filing a consolidated return or returns, or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;
(c)to the extent necessary for the operation of its business, (i) fail to maintain an email address not used by any Affiliate thereof, or (ii) share a telephone number or facsimile number with any such Affiliate;
(d)fail to pay its own liabilities only out of its own funds; provided, however, that the foregoing shall not require the member of the Borrower to make any additional capital contributions to the Borrower;
(e)fail to compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliates of the Borrower, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or such Affiliates, in each case, from the Borrower's own funds; provided, however, that the foregoing shall not require the member of the Borrower to make any additional capital contributions to the Borrower;
(f)either (i) make or declare any dividends or other distributions of cash or property to the holders of its equity securities or (ii) make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate corporate formalities and consistent with sound business judgment;
(g)engage, either directly or indirectly, in any business or activity other than the acquisition, ownership, financing and disposition of the Receivables in accordance with the Credit Documents and activities incidental thereto;
(h)acquire or own any material asset other than the Collateral and proceeds thereof;

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(i)merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case, to the extent permitted by law, the Administrative Agent's consent;
(j)fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, or without the prior written consent of the Administrative Agent, amend, modify, change, repeal, terminate or fail to comply with the provisions of the Borrower's certificate of formation, or its limited liability company agreement, as the case may be;
(k)own any Subsidiary or make any investment in, any Person or entity without the consent of the Administrative Agent;
(l)commingle its assets with the assets of any of its general partners, members, Affiliates, principals or any other Person or entity;
(m)incur any Indebtedness except the Obligations;
(n)fail to remain Solvent; provided, that this provision shall not require the member of the Borrower to make additional capital contributions to the Borrower;
(o)fail to maintain its records, books of account and bank accounts, separate and apart from those of the general partners, members, principals and Affiliates of the Borrower or the Affiliates of a general partner or member of the Borrower or any other Person;
(p)except for the Credit Documents, and as otherwise expressly permitted by the Credit Documents, enter into any contract or agreement with any other Credit Party or any general partner, member, principal or Affiliate of any other Credit Party, except with the Administrative Agent's consent and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, principal or Affiliate of the Company, any other Credit Party, or any general partner, member, principal or Affiliate thereof or fail to maintain separate financial statements from those of its general partners, members, principles and Affiliates; provided, however, that the Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of the Company and its Affiliates; provided, further, that such consolidated financial statements disclose that the Borrower is a separate legal entity and that its assets are not generally available to satisfy the claims of creditors of the Company and its Affiliates;
(q)seek the dissolution or winding up, in whole or in part, of the Borrower or take any action that would cause the Borrower to become insolvent;
(r)fail to take reasonable efforts to correct any misunderstanding known to the Borrower regarding the separate identity of the Borrower;
(s)maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(t)except as provided in the Credit Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

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(u)except as provided in the Credit Documents, make any loans or advances to any third party, including any general partner, member, principal or Affiliate of the Borrower, or any general partner, member, principal or Affiliate thereof;
(v)fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that the Borrower is responsible for the debts of any third party (including any general partner, member, principal or Affiliate of the Borrower, or any general partner, member, principal or Affiliate thereof);
(w)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent there exists sufficient cash flow from Collections to do so after payment of the Obligations, and this provision shall not require the member of the Borrower to make additional capital contributions to the Borrower;
(x)file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;
(y)hold itself out as or be considered as a department or division (other than for tax purposes) of any general partner, principal, member or Affiliate of the Borrower or any other Person or entity;
(z)fail to allocate fairly and reasonably shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;
(aa)acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;
(bb)violate or cause to be violated the assumptions made with respect to the Borrower in any opinion letter pertaining to substantive consolidation delivered to the Lenders in connection with the Credit Documents;
(cc)fail to have Organizational Documents that provide that, so long as the Obligations of the Borrower shall be outstanding, the Borrower shall not (i) seek the dissolution or winding up in whole, or in part, of the Borrower, or (ii) file or consent to the filing of any petition, either voluntary or involuntary, or commence a case under any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the consent of the Independent Director; and
(dd)fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower;
(ee)fail to observe all requisite organizational formalities under Delaware law.
In the event of any inconsistency between the covenants set forth in this Section 5.6 or the other covenants set forth in this Agreement, or in the event that any covenant set forth in this Section 5.6 poses a greater restriction or obligation than is set forth elsewhere in this Agreement, the covenants set forth in this Section 5.6 shall control.

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5.7.Cash Management Systems. The Borrower shall establish and maintain cash management systems as set forth below.
(a)Cash Management System.
(i)The Borrower shall have established, or have caused the Servicer to establish, pursuant to the Collection Account Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, the Collection Accounts as described in Section 2.9 into which Collections and other amounts received in respect of the Receivables shall be deposited.
(ii)The Borrower shall have established, or have caused the Servicer to establish, pursuant to the Disbursement Account Control Agreement for the benefit of the Collateral Agent, on behalf of the Secured Parties, the Disbursement Accounts as described in Section 2.9 into which certain Collections in respect of the Receivables and all amounts on deposit in the Collection Account shall be deposited.
(iii)The Borrower and the Company will instruct (or otherwise cause) (1) each Obligor to make all payments with respect to Receivables (including any Bank Partner Retained Percentage) directly to the applicable Collection Account, directly to the Disbursement Account or to the Servicer (or, to the extent a lockbox is required to be established in accordance with Section 5.7(b) below, to such lockbox), in each case as set forth in Section 5.7(b) below and (2) the Collection Account Bank to deposit all amounts on deposit in the Collection Accounts into the applicable Disbursement Account (the "Cash Management System").
(iv)The Borrower shall not establish any new Cash Management System without the prior written consent of the Administrative Agent in its sole discretion, and prior to establishing any such new Cash Management System, the Borrower shall cause each bank, financial institution or post office box, as applicable, with which it seeks to establish such a Cash Management System to enter into a control agreement similar to the Collection Account Control Agreement. The Borrower shall provide, cause to be provided or cause the Servicer to provide, to the Collateral Agent remote, view-only access to each Collection Account and each Disbursement Account.
(v)Without the prior written consent of the Administrative Agent, the Borrower shall not, in a manner adverse to the Collateral Agent, (A) change the general instructions given to the Servicer in respect of payments on account of Receivables to be deposited in the Cash Management System, or (B) change any instructions given to any bank or financial institution which in any manner redirects the proceeds of any collections in the Cash Management System to any account which is not subject to a control agreement in favor of the Collateral Agent.
(vi)The Borrower acknowledges and agrees that Collections (excluding, for the avoidance of doubt, all payments received by the Borrower and payable to the Bank Partner Originators in respect of the Bank Partner Retained Percentages) on deposit in each Collection Account and each Disbursement Account shall continue to be collateral security for the Obligations secured thereby.
(b)Receivables Payment Collection. The Borrower and Company each agree to cause the Servicer (i) to instruct or otherwise cause each Obligor to make all payments with respect to Receivables (including any Bank Partner Retained Percentage) (A) to the extent paid by credit card, electronic check, ACH payment or wire transfer, directly into the applicable Collection Account, and (B) to the extent paid by cash, checks, notes, drafts, bills of exchange or

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money orders, to the Servicer, and (ii) promptly (and, except as set forth in the proviso to this Section 5.7(b), in no event later than two (2) Business Days following receipt) to deposit all Collections received directly by the Borrower or the Servicer, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders, credit card payments, electronic payments, ACH payments or otherwise, into the applicable Disbursement Account in precisely the form in which they are received (but with any endorsements of the Borrower or the Servicer, as applicable, necessary for deposit or collection), and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent (provided, however, that with respect to any payment received that does not contain sufficient identification of the account number to which such payment relates or cannot be processed due to an act beyond the control of the Borrower or the Servicer, such deposit shall be made no later than the second (2nd) Business Day following the date on which such account number is identified or such payment can be processed, as applicable). In the event that the three-month rolling average of Collections received directly from Obligors by the Servicer in the form of cash, checks, notes, drafts, bills of exchange or money orders (excluding, for the avoidance of doubt, cash, checks, notes, drafts, bills of exchange or money orders received from third-parties in connection with refinancings, settlements or other repayment outside of the ordinary course) exceeds [***] of aggregate Collections with respect to the Receivables received during the related three Collection Periods, the Borrower and the Company agree (i) to establish, at their own expense, a lockbox and/or lockbox account, acceptable to the Administrative Agent and over which the Collateral Agent has control, and (ii) to direct Obligors to remit any payments made in the form of cash, checks, notes, drafts, bills of exchange or money orders directly to such lockbox and/or lockbox account.
5.8.Insurance. The Company shall maintain in force (a) an "errors and omissions" insurance policy in an amount not less than $[***], (b) an employee fidelity insurance policy in an amount not less than $[***], and (c) property and casualty insurance in an amount acceptable to the Administrative Agent, in each case, (i) shall cover the Borrower, the Company and the Servicer, (ii) in a form reasonably acceptable to the Administrative Agent, (iii) with an insurance company reasonably acceptable to the Administrative Agent, and (iv) naming the Administrative Agent, for the benefit of the Secured Parties, as beneficiary and additional loss payee. Unless otherwise directed by the Administrative Agent, the Company shall prepare and present, on behalf of itself, the Borrower, the Servicer, the Administrative Agent and the Secured Parties, claims under any such policy in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any policy described in this Section 5.8, the Borrower, the Company or the Servicer, as the case may be, shall promptly notify the Administrative Agent of such claim and deposit, or cause to be deposited, the Net Insurance Proceeds of any such claim into the applicable Disbursement Account to the extent related to the Receivables or the Credit Documents. Prior to the Closing Date and annually thereafter, the Company shall deliver copies of such policies to the Administrative Agent together with a certification from the applicable insurance company that such policy is in force on such date. The Company shall deliver proof of maintenance of such policies and payment of premiums no less frequently than annually, in form and substance reasonably acceptable to the Administrative Agent.
5.9.Financial Statements.
(a)Annual Financial Statements. (i) As soon as available and no later than one hundred and twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ended December 31, 2018, the Company shall deliver to the Administrative Agent one (1) copy of: (A)(x) the audited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries (including the Borrower), (y) the unaudited balance sheets of the Borrower, and (z) its unconsolidated audited balance sheets, in each case, as of the end of such Fiscal Year and (B)(x) the audited consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries (including the Borrower), (y) the unaudited statements of income, stockholders' equity and cash

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flows of the Borrower, and (z) its unconsolidated audited statements of income, stockholders' equity and cash flows each for such Fiscal Year, and in each case, setting forth in comparative form the figures for the previous Fiscal Year and accompanied by an opinion of the Independent Accountants stating that such balance sheet and financial statements present fairly the financial condition and results of operation of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).
(b)Monthly Financial Statements. As soon as available and no later than thirty (30) days after the end of each calendar month, the Company shall deliver, or cause to be delivered, to the Administrative Agent one (1) copy of: (A)(x) the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries (including the Borrower), (y) the unaudited balance sheets of the Borrower, and (z) its unconsolidated unaudited balance sheets, in each case, as of the end of such calendar month and (B)(x) the unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries (including the Borrower), (y) the unaudited statements of income, stockholders' equity and cash flows of the Borrower, and (z) its unconsolidated unaudited statements of income, stockholders' equity and cash flows each as of the end of such calendar month, and in each case, which shall be prepared and presented in accordance with, and provide all necessary disclosure (other than footnote disclosure) required by, GAAP and shall be accompanied by a certificate signed by the president, financial vice president, treasurer, chief financial officer, chief investment officer or controller of the Company or another officer of the Company acceptable to the Administrative Agent stating that such balance sheet and financial statements presents fairly the financial condition and results of operation of the Company and its consolidated Subsidiaries and has been prepared in accordance with GAAP consistently applied. Any financial statements delivered pursuant to this Section 5.9(b) may be subject to adjustment in accordance with GAAP upon delivery of the financial statements required under Section 5.9(a).
(c)[***]
(d)Notwithstanding the foregoing, the obligations referred to in Sections 5.9(a), (b) and (c) above may be satisfied with respect to financial information of the Company by furnishing the Form 10-K or 10-Q, as applicable, of the Company (or any parent company of the Company) filed with the SEC (and providing Administrative Agent with notice of the filing of such report with the SEC shall constitute delivery under this Section 5.9).
5.10.Due Diligence; Access to Certain Documentation.
(a)The Administrative Agent (and its agents or professional advisors) shall have the right under this Agreement, from time to time, so long as no Event of Default has occurred and is continuing upon two (2) Business Days' prior notice to the relevant party (or, during the continuance of an Event of Default, at any time, in their sole discretion), to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems (including without limitation customer service and/or whistleblower hotlines), directors, officers and key employees of the Credit Parties, or held by another Person for a Credit Party or on its behalf, concerning or otherwise affecting the Company Receivables or the Credit Documents. The Administrative Agent (and its agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Administrative Agent (and its agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

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(b)So long as no Event of Default has occurred and is continuing upon two (2) Business Days' prior notice to the relevant party (or, during the continuance of an Event of Default, at any time, in their sole discretion) and during regular business hours, each Credit Party agrees to promptly provide the Administrative Agent (and its agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) which the Administrative Agent (and its agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Credit Parties in connection with the Company Receivables and the Credit Documents.
(c)Each Credit Party will make available to the Administrative Agent and the Lenders (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to the Credit Parties and the Company Receivables and to assist in the Administrative Agent's and/or the Lenders' diligence. In addition, the Borrower shall provide, or shall cause the Servicer to provide, the Administrative Agent with remote access to any electronic Receivable Files and any related documents. Each Credit Party agrees that the Administrative Agent will have the right to confirm any information relating to the Receivables directly with the applicable Obligors.
(d)All reasonable costs and expenses incurred by the Administrative Agent and the Lenders (and their respective agents or professional advisors) in connection with the due diligence and other matters outlined in this Section 5.10 shall be Permitted Expenses (subject to the limitations set forth in the definition thereof), which the Borrower shall reimburse to the Administrative Agent or the Lenders, as applicable, or shall pay or cause to be paid; provided, that, so long as no Event of Default has occurred and is continuing, such costs and expenses shall be subject to a cap of $[***] and the Administrative Agent and the Lenders shall be responsible for any costs and expenses in excess of such cap.
(e)Prior to the occurrence of a Tier 1 Collateral Performance Trigger, a Tier 2 Collateral Performance Trigger or an Event of Default, the Administrative Agent and the Lenders, collectively, shall conduct no more than two (2) examinations or audits pursuant to this Section 5.10 per Fiscal Year; provided, that following the occurrence of a Tier 1 Collateral Performance Trigger, the Administrative Agent and the Lenders shall have the right to conduct one (1) additional examination or audit pursuant to this Section 5.10 per Fiscal Year; provided, further, that, following the occurrence of a Tier 2 Collateral Performance Trigger or an Event of Default, the Administrative Agent and the Lenders shall have the right to increase the frequency and scope of their examinations and audits conducted pursuant to this Section 5.10 in their sole discretion, without regard to any expense cap.
5.11.Financial Covenants.
(a)Maximum Consolidated Debt to Tangible Net Worth. As of the last day of each calendar month, Borrower shall not permit the Consolidated Debt to Tangible Net Worth Ratio to be greater than [***] to [***].
(b)[Reserved].
(c)Minimum Tangible Net Worth. The Adjusted Tangible Net Worth of the Company and its consolidated Subsidiaries as of the last day of each Fiscal Quarter shall not be less than the sum of (i) $[***] plus (ii) the product of (x) [***]% multiplied by (y) the greater of (A) zero and (B) the cumulative Consolidated Net Income minus Permitted Tax Distribution Amounts since March 31, 2022; provided, that, for the avoidance of doubt, the Adjusted Tangible Net Worth of the Company and its consolidated Subsidiaries for any Fiscal Quarter shall be calculated based on audited financial statements and, to the extent audited financial

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statements which include the relevant Fiscal Quarter are not available, internally prepared management statements of the Company and its consolidated Subsidiaries.
(d)Liquidity. The Company and its consolidated Subsidiaries as of the last day of each calendar month shall maintain Liquidity of at least $[***].
(e)[Reserved].
(f)Dividend Restriction. None of the Company or any of its Subsidiaries shall make any payments of Cash dividends or other Cash distributions to its equity holders, other than Cash dividends or Cash distributions made by any direct or indirect wholly-owned Subsidiary of the Company to its parent company, unless after giving effect to such dividend or distribution, the Company and the Borrower shall not be in violation of Section 5.11(c) above; provided, however, that notwithstanding the foregoing, the Company may make distributions and/or dividends (x) in an amount not to exceed the amount necessary to permit its equity holders to pay federal, state and local income taxes, then due and owing, attributable to the income of the Borrower and its Subsidiaries, and (y) directly or indirectly to OppFi Inc., or redeem units, in order to fund all or a portion of the payments made under, or to otherwise effectuate, the Specified Share Repurchase Program, in each case, so long as no Default or Event of Default shall exist (after giving effect to such distributions).
5.12.Facility Rating. The Administrative Agent may, at any time, upon written notice to the Borrower, request private ratings of this Facility from one or more credit rating agencies selected by such Administrative Agent. The Borrower and the Company agree that each of them shall cooperate with the Administrative Agent's efforts to obtain such ratings, and shall provide the applicable credit rating agencies (either directly or through distribution to the Administrative Agent), access to their respective books, records, financial statements, policies, directors, officers and employees, other documents or other information, in each case, as requested by such credit rating agencies for the purpose of providing and monitoring such ratings. Each of the Borrower and the Company agrees that the Lenders and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to the applicable credit rating agencies; provided, however, that each such rating agency shall agree to comply with requirements substantially similar to those set forth in Section 9.22 with respect to any Confidential Information provided thereto. None of the Borrower, the Company or any of their respective Affiliates shall be responsible to pay or bear any costs or expenses in connection with this Section 5.12.
5.13.Purchase of Additional Receivables.
(a)The Collateral Agent shall, upon satisfaction of the conditions precedent specified in Section 3.3(a) and in accordance with Section 2.10(c) direct the Disbursement Account Bank to release funds in the applicable Disbursement Account in the amount specified in the related Funds Release Request (subject to the Facility Availability), to the Borrower not later than 1:00 p.m. (New York City time) on the Release Date by wire transfer of same day funds in Dollars, to such account as may be designated in writing to the Collateral Agent by the Borrower; provided, however, that the Collateral Agent shall have no liability for any delay by the Disbursement Account Bank in transferring such funds.
(b)Unless otherwise permitted by the Collateral Agent in its sole and absolute discretion (x) no more than three (3) such requests for funds shall be made per calendar week and (y) in no event will the Borrower engage in Borrowing Base Actions on more than three (3) Business Days per calendar week.
5.14.Post-Closing Diligence.

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(a)The Credit Parties shall address to the satisfaction of the Administrative Agent in its sole discretion each of the items set forth on Appendix F on or prior to the date set forth on Appendix F with respect to each item (or such later date as Administrative Agent may agree to at its sole option).
(b)The Credit Parties acknowledge and agree that the Administrative Agent shall have the right to conduct post-closing due diligence in order to confirm that each of the above has been addressed to the satisfaction of the Administrative Agent. All reasonable costs and expenses incurred by the Administrative Agent (and its agents or professional advisors) in connection with such due diligence shall be Permitted Expenses, which the Borrower shall reimburse to the Administrative Agent, or shall pay or cause to be paid upon Borrower's receipt of an invoice therefor.
5.15.Account Notices. The Credit Parties shall forward to the Administrative Agent promptly, but in any event within two (2) Business Days of receipt, any notices received pursuant to Section 14 of the Collection Account Control Agreements with Pacific Western Bank.
5.16.Subsidiaries. The Company will cause each of its Subsidiaries (other than any SPE Subsidiary), whether now existing or hereafter formed or acquired, to execute a joinder agreement in the form of Exhibit A to the Limited Guaranty.
5.17.Bank Partner Program Agreements; Transfer of Title. Each Credit Party shall comply in all material respects with the requirements of the Bank Partner Program Agreements. The Company agrees and acknowledges that the Administrative Agent shall have the right to cause title to each loan related to a Bank Partner Originated Receivable to be transferred to the Borrower in accordance with the applicable Bank Partner Call Letter following the occurrence of a Default, an Event of Default, a Regulatory Trigger Event, the occurrence of any other material adverse change with respect to the business, operations, assets, financial condition or liabilities of the applicable Bank Partner Originator, which in the determination of the Administrative Agent, in its reasonable discretion, is reasonably likely to affect the Receivables or the rights of the Agents or Lenders, or at any other time that the Administrative Agent determines, in its reasonable discretion, that such transfer is necessary to protect the interests of the Collateral Agent in the Collateral. In connection with the foregoing, the Company shall promptly, but in any event within five (5) Business Days of actual knowledge or receipt of notice thereof, notify the Administrative Agent, in writing, of any material adverse change with respect to the business, operations, assets, financial condition or liabilities of any Bank Partner Originator. The Company shall, at its expense, promptly execute, acknowledge and deliver such further documents and take such other actions as the Bank Partner Originator, the Administrative Agent or the Collateral Agent may reasonably request in order to effect such transfer of title. Neither the applicable Bank Partner Originator nor any Credit Party will send any texts without the Administrative Agent's prior written consent or send any telemarketing texts without the recipient's prior express written consent.
5.18.ERISA. Promptly upon any Authorized Officer of any Credit Party becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, the applicable Credit Party shall deliver to each Agent and each Lender: (i) a written notice specifying the nature thereof, what actions the Credit Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) the most recent Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each affected Plan; (2) all notices received by any Credit Party or any of their respective ERISA Affiliates

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from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any affected Plan of the Credit Parties or their respective ERISA Affiliates (with respect to an affected Multiemployer Plan, to the extent that the Credit Parties have rights to access such documents, reports or filings), as any Agent or Lender shall reasonably request.
SECTION 6. NEGATIVE COVENANTS
Each Credit Party covenants and agrees that so long as any Revolving Commitment is in effect and until payment in full of all of the Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made), it shall perform, and ensure that each applicable Affiliate performs, all covenants applicable to it in this Section 6.
6.1.Indebtedness. None of the Company or any of its Subsidiaries shall directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, unless after giving effect to such incurrence of Indebtedness, (i) the Company and the Borrower shall not be in violation of Section 5.11 and (ii) the Consolidated Debt to Tangible Net Worth Ratio is not greater than 2.00 to 1.00.
6.2.Liens. The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except (a) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document, and (b) Permitted Liens.
6.3.Investments. The Borrower shall not make or own any Investment, except Investments in Cash and Receivables.
6.4.Fundamental Changes; Disposition of Assets; Acquisitions. The Borrower shall not (a) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (b) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets (including, but not limited to, the Receivables) or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except as otherwise permitted in the Credit Documents, or (c) acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except Investments made in compliance with Section 6.3. No other Credit Party shall (a) enter into any transaction of merger or consolidation in which such Credit Party is not the surviving entity, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or (b) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, assets (including, but not limited to, the Receivables) or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired except as otherwise permitted in the Credit Documents, in each case, without the prior written consent of the Administrative Agent.
6.5.Material Contracts and Organizational Documents. The Borrower shall not (a) enter into any Material Contract with any Person, (b) agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under

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any Related Agreement after the Closing Date, or (c) materially amend or permit any material amendments to its Organizational Documents, without in each case obtaining the prior written consent of the Administrative Agent to such entry, amendment, restatement, supplement, modification or waiver, as the case may be.
6.6.Sales and Lease-Backs. The Borrower shall not directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower to any Person in connection with such lease.
6.7.Transactions with Shareholders and Affiliates. The Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates other than the transactions contemplated by the Credit Documents.
6.8.Conduct of Business. From and after the Closing Date, the Borrower shall not engage in any business other than the businesses engaged in by the Borrower on the Closing Date.
6.9.Fiscal Year. No Credit Party shall change its Fiscal Year.
6.10.Accounts. The Borrower shall not establish or maintain any deposit account or a securities account that is not subject to a "control agreement" in favor of the Administrative Agent. The Borrower shall not, nor direct any Person to, deposit Collections in a deposit account or a securities account that is not a Collection Account or a Disbursement Account.
6.11.Prepayments of Certain Indebtedness. The Borrower shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than the Obligations.
6.12.Servicing Agreement and Backup Servicing Agreement. The Borrower shall not (a) terminate the Servicing Agreement or the Backup Servicing Agreement, or (b) designate a replacement servicer other than the Backup Servicer, in each case, without the consent of the Administrative Agent.
6.13.Independent Director. The Borrower shall not fail at any time to have at least one (1) Independent Director that is not and has not been for at least five (5) years, (a) an officer, director or manager of the Borrower or any of its Affiliates, (b) a shareholder (or other equity owner) of, or a partner, member (other than as a special member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, the Borrower or any of its Affiliates, (c) a customer or creditor of, or supplier to, the Borrower or any of its Affiliates, who derives any of its purchases or revenue from its activities with the Borrower or any of its Affiliates (other than a de minimis amount), (d) a person who controls or is under common control with any such officer, director, partner, manager, member, employee, supplier, creditor or customer, or (e) a member of the immediate family of any such officer, director, partner, manager, member, employee, supplier, creditor or customer; provided that the foregoing subclause (a) shall not apply to any Person who serves, or has served, as an independent director or an independent manager for any Affiliate of the Borrower; provided, that upon the death or incapacity of such Independent Director, the Borrower will have a period of ten (10) Business Days following such event to appoint a replacement Independent Director; provided, further, that the Borrower shall cause its Independent Director not to resign until a replacement independent

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director has been appointed; provided, further, that before any Independent Director is replaced, removed, resigns or otherwise ceases to serve (for any reason other than the death or incapacity of such Independent Director), the Borrower shall provide written notice to the Administrative Agent no later than two (2) Business Days prior to such replacement, removal or effective date of cessation of service and of the identity and affiliations of the proposed replacement Independent Director.
6.14.Sales of Receivables. No Credit Party shall sell, transfer or otherwise dispose of any Company Receivables without the prior written consent of the Administrative Agent (which consent may be granted or withheld in its sole discretion), with the exception of the sale, transfer or disposition of any Company Receivable:
(i)to the Borrower in accordance with the terms of the Purchase Agreement or the Bank Partner Sale Agreement, as applicable;
(ii)in connection with a Receivable Repurchase Event; or
(iii)by the Company to a Subsidiary thereof or a third party in connection with a credit facility, forward flow purchase facility or securitization (an "Additional Facility"); provided, that, no selection procedures, the application of which are adverse to the Administrative Agent, the Collateral Agent or the Lenders are used in allocating Company Receivables between the Facility, on the one hand, and an Additional Facility, on the other (including, for the avoidance of doubt, any Receivables that are subject to a refinancing), as determined by the Administrative Agent in its sole discretion; provided, further, however, that, for the avoidance of doubt, selection procedures or allocations resulting from differences between (x) the Eligibility Criteria and any eligibility criteria of an Additional Facility or (y) the Excess Concentration Amounts criteria and any concentration limits of an Additional Facility shall not alone constitute selection procedures adverse to the Borrower, the Administrative Agent, the Collateral Agent or any Lender; or (II) (a) if such Company Receivable is not an Eligible Receivable or (b) if the aggregate Remaining Funded Amount of all such Company Receivables constitutes an Excess Concentration Amount.
6.15.Changes to the Credit Policies or the Servicing Policy. No Credit Party shall make or authorize any changes or modifications to the Credit Policies or the Servicing Policy in a manner adverse to the interests of the Agents or the Lenders under the Credit Documents without the prior written consent of the Administrative Agent. The Credit Parties shall provide the Administrative Agent with at least ten (10) Business Days' prior written notice of any other changes or modifications to the Credit Policies or the Servicing Policy that do not require the consent of the Administrative Agent.
6.16.No Prepayment. The Company shall not permit or cause the Borrower to make any prepayments of the Loans except as expressly permitted by this Agreement.
6.17.Changes to Bank Partner Program Agreements. No Credit Party shall make or authorize any changes to the Bank Partner Program Agreements that are adverse to the interests of the Agents or the Lenders under the Credit Documents without the prior written consent of the Administrative Agent. The Credit Parties shall provide the Administrative Agent with at least ten (10) Business Days prior written notice of any changes or modifications to the Bank Partner Program Agreements that do not require the consent of the Administrative Agent. In no event shall the Credit Parties (i) consent to any change in the Bank Partner Retained Percentage applicable to loans originated by any Bank Partner Originator more frequently than once per

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calendar month or (ii) consent to any change in the Bank Partner Retained Percentage applicable to loans relating to existing Receivables.
SECTION 7.EVENTS OF DEFAULT
7.1.Events of Default. Each of the following conditions or events shall constitute an "Event of Default" hereunder:
(a)Failure to Make Payments When Due. The failure by any Credit Party, as applicable, to make (i) payments of any principal on the date such payment is due, (ii) payments of interest or premiums or fees due to the Administrative Agent, the Collateral Agent or a Lender within two (2) Business Days of the date such payment is due or (iii) any other payment or deposit required to be made under any Credit Documents within three (3) Business Days of the date such payment or deposit is due or, if any such payment is due on the Final Maturity Date, such failure to make such payment on the Final Maturity Date; or
(b)Borrowing Base Deficiency. Failure by the Borrower to cure (x) any Borrowing Base Deficiency resulting solely from the reduction of the Maximum Advance Rate following the occurrence of a Tier 1 Collateral Performance Trigger within thirty (30) days of the earlier of (i) an Authorized Officer of the Borrower becoming aware that a Borrowing Base Deficiency exists, and (ii) receipt by the Borrower of notice from the Administrative Agent that a Borrowing Base Deficiency exists or (y) any Borrowing Base Deficiency not resulting solely from the reduction of the Maximum Advance Rate following the occurrence of a Tier 1 Collateral Performance Trigger within two (2) Business Days of the earlier of (i) an Authorized Officer of the Borrower becoming aware that a Borrowing Base Deficiency exists, and (ii) receipt by the Borrower of notice from the Administrative Agent that a Borrowing Base Deficiency exists; or
(c)Cross Defaults. (i) The failure by any Credit Party or any of their respective Subsidiaries to make payments when due (after giving effect to any applicable grace period) on any Indebtedness in excess of $[***] or (ii) the occurrence of any event of default under any Indebtedness in excess of $[***] of any Credit Party or any of their respective Subsidiaries, which event of default extends beyond the applicable grace period, if any, provided therefor; or
(d)Breach of Certain Affirmative Covenants. Except as otherwise addressed in any other provision of this Section 7.1, failure of any Credit Party, as applicable, to perform or comply with any covenant or other agreement contained in (i) Section 5.2, 5.3, 5.4, 5.6, 5.7, 5.11, 5.14 or 6, hereof unless otherwise previously consented to by the Administrative Agent in writing, (ii) Section 5.9(b) hereof for a period of five (5) Business Days unless otherwise previously consented to by the Administrative Agent or Section 5.9(a) hereof for a period of ten (10) Business Days unless otherwise previously consented to by the Administrative Agent; or
(e)Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document to which it is a party or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith, other than any representation, warranty, certification or other statement which gives rise to a Receivable Repurchase Event, shall be false in any material respect as of the date made or deemed made and which shall not have been remedied or waived within fifteen (15) Business Days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such falsity, or (ii) receipt by such Credit Party of written notice from the Administrative Agent or any Lender of such falsity; or

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(f)Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any covenant or other term contained herein or any of the other Credit Documents to which it is a party, other than any such term referred to in any other provision of this Section 7.1, and shall not have been remedied or waived within fifteen (15) Business Days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default, or (ii) receipt by such Credit Party of written notice from the Administrative Agent or any Lender of such default; or
(g)Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Credit Party, and any such event described in this clause (ii) shall continue for thirty (30) days without having been dismissed, bonded or discharged; or
(h)Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any such Credit Party shall make any assignment for the benefit of creditors, or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(g); or
(i)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process (a) involving the Borrower, or (b) with respect to any other Credit Party, in the aggregate at any time an amount in excess of $[***] with respect to all other Credit Parties, to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage, shall be entered or filed against such Credit Party or any of their respective assets and (A) shall remain, or any Lien in connection with any of the foregoing shall remain, undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder in connection with any enforcement proceedings commenced by a creditor upon such judgment, writ, warrant of attachment or similar process), or (B) a decree or order is entered for the appointment of a receiver, liquidator, sequestrator, trustee, or custodian assignee for the benefit of creditors (or other officer having similar powers) over such assets; or
(j)Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or
(k)Change of Control. A Change of Control shall occur or any Credit Party shall enter into any transaction of merger or consolidation in which it is not the surviving entity, in each case, without the prior written consent of the Administrative Agent; or

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(l)Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (ii) any of the Credit Documents identified in clause (a) of the definition thereof for any reason, other than the satisfaction in full of all Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made) shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or a party thereto, as the case may be, shall repudiate its obligations thereunder or shall contest the validity or enforceability of any Credit Document in writing; or
(m)Servicing Agreement. A Servicer Default shall have occurred and has not been cured as permitted under the Servicing Agreement; or
(n)Financial Statements. The auditor's opinion accompanying the audited financial statements of any Credit Party delivered hereunder is qualified in any manner and the Administrative Agent has notified the Credit Parties in writing that such qualification constitutes an Event of Default; or
(o)Material Exceptions. A material exception in any audit conducted pursuant to Section 5.9 which is not cured within ten (10) Business Days of the earlier to occur of an Authorized Officer of the applicable Credit Party having knowledge thereof or an Authorized Officer of the applicable Credit Party receiving written notice thereof from the Administrative Agent; or
(p)ERISA. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in a Material Adverse Effect; or (ii) the Borrower shall establish, contribute to or become obligated to contribute to any Plan; or
(q)Material Adverse Effect. The occurrence of any event which is reasonably determined by the Administrative Agent, acting in good faith, to have a Material Adverse Effect; or
(r)Specified Legal/Regulatory Change. The occurrence of a Specified Legal/Regulatory Change; or
(s)Level Two Regulatory Trigger Event. The occurrence of one or more Level Two Regulatory Trigger Events which affect at least 10% of Receivables pledged as Collateral; or
(t)Action by Administrative Body. A final, decree or order is entered by an administrative body (including, without limitation, an administrative order of the CFPB) or by a court of competent jurisdiction, whether or not such decree or order is appealable or is being appealed, in connection with a CFPB proceeding brought against any Credit Party or one or more of its Subsidiaries (i) for the payment of "restitution," "disgorgement or compensation for unjust enrichment," "refund of moneys or return of real property" and/or "payment of damages or other monetary relief," or any similar characterization (other than for civil monetary penalties), (ii) for the payment of civil monetary penalties, or (iii) pursuant to which a Credit Party or one or more

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of its Subsidiaries consent or agree to remedies, whether conduct- or monetary-based, in connection with allegations by such administrative body, in such decree or order, resulting from (or relate to remediation of) unfair, deceptive or abusive acts or practices by such Credit Party or any such Subsidiary, whether or not such Credit Party or such Subsidiary admits that such acts or practices were, in fact, unfair, deceptive or abusive; which, in the case of either (i), (ii), or (iii) above, results in a Material Adverse Effect on such Credit Party or one or more of its Subsidiaries; or
(u)Collateral Performance Trigger. The occurrence of any Tier 2 Collateral Performance Trigger.
(v)Key Employee Event. The occurrence of any event or transaction as a result of which Todd Schwartz and any one (1) or more other Key Employees shall for any reason to cease to be actively engaged in the day-to-day management of the Company and are not replaced within one hundred and twenty (120) days of such occurrence with replacements suitable to the Administrative Agent in its commercially reasonable judgment; provided, that for the avoidance of doubt, for the purposes of Sections 3.2 and 3.3 only, no "Default" shall be deemed to have occurred during the foregoing one hundred and twenty (120) day period during which the Company has the ability to replace a Key Employee; provided, further that upon the approval of a replacement for any Key Employee suitable to the Administrative Agent in its commercially reasonable judgment, such replacement shall be considered a "Key Employee", and the departing Key Employee shall no longer be considered a "Key Employee", for purposes of this Section 7.1(v); or
(w)Guaranty Trigger Event. The occurrence of any Trigger Event (as defined in the Limited Guaranty, as applicable), and, in each case, such failure or default extends beyond the applicable grace period, if any, provided therefor; or
(x)Guaranty Default. The occurrence of a default by the Guarantor under the Limited Guaranty which default extends beyond the applicable grace period, if any, provided therefor; or
(y)Other Credit Facilities. The occurrence of an Event of Default under any Additional Facility with respect to which an SPE Subsidiary is a borrower or the Blue Owl Corporate Loan Agreement;
THEN, (A) upon the occurrence of any Event of Default described in Section 7.1(g), 7.1(h) or 7.1(j), automatically, and (B) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Administrative Agent, upon written notice to the Borrower, the Servicer and the Backup Servicer by the Administrative Agent, (x) the Revolving Commitments, if any, shall immediately terminate; (y) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (1) the unpaid principal amount of and accrued interest on the Loans and (2) all other Obligations (other than contingent indemnification obligations for which no claim, demand or notice has been made); and (z) the Administrative Agent shall cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to the Collateral Documents. Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, no Credit Party (other than the Borrower) shall be liable for the payment of any principal or accrued and unpaid interest on the Loans or any losses incurred by Administrative Agent or any Lender incurred in

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connection with any failure by the Borrower to pay such amounts except in accordance with the Limited Guaranty.
Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) payable in accordance with the provisions of Section 2.10 at the Default Funding Rate until no Event of Default is then continuing.
SECTION 8.AGENTS
8.1.Appointment of Agents. Blue Owl is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Blue Owl, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and the Lender and the Borrower shall not have any rights as a beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lender and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.
8.2.Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.
8.3.Powers and Duties.
(a)Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or in any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
(b)The Administrative Agent shall use commercially reasonable efforts to provide to each Lender, (i) within a commercially reasonable time period after receipt thereof, all reports, notices and other information provided to the Administrative Agent by any Credit Party pursuant to Section 5.1 or Section 5.9 and (ii) on the same Business Day of its receipt thereof from each Servicer pursuant to the Servicing Agreement, the Monthly Servicing Report.

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8.4.No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to any Lender or by or on behalf of the Borrower to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
8.5.Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Lenders and, upon receipt of such instructions from the Lenders, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of counsel (who may be counsel for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of a Lender.
8.6. Collateral Documents. Each Lender hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of such Lender, to be the agent for and representative of such Lender with respect to the Collateral and the Collateral Documents. Subject to Section 9.5, the Administrative Agent or the Collateral Agent may, without further written consent or authorization from any Lender, execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which the Lenders or the Administrative Agent has otherwise consented.
8.7.Lenders' Representations, Warranties and Acknowledgments.
(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lender or to provide such Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times

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thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to a Lender.
(b)Each Lender, by funding a Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent any Lender, as applicable on the Second Restatement Date or any Credit Date.
8.8.Actions Taken By Lender. The Lender shall obtain the prior approval and consent of the Administrative Agent before taking any action or providing any approval hereunder or under any other Credit Document.
8.9.Right to Indemnity. Each Lender, in proportion to its pro rata share of the aggregate outstanding principal amount of Loans of all Lenders, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an "Indemnitee Agent Party"), to the extent that such Indemnitee Agent Party shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party's gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's pro rata share of the aggregate outstanding principal amount of Loans of all Lenders; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
8.10.Resignation of Administrative Agent and Collateral Agent
(a). Each of the Administrative Agent and the Collateral Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Borrower.  Upon any such notice of resignation, the Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent or Collateral Agent, as the case may be; provided, that the Borrower's consent shall not be required at any time an Event of Default is continuing.  Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by such successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent all

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sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the Liens created under the Collateral Documents, whereupon such retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder.  After any retiring Administrative Agent's or Collateral Agent's resignation hereunder, the provisions of this Section 8.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder.
SECTION 9.MISCELLANEOUS
9.1.Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Credit Party, the Collateral Agent or the Administrative Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, sent by telefacsimile, courier service or e-mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or e-mail.
9.2.Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all of the Agents' actual and reasonable, documented, out-of-pocket costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto, (b) all of the reasonable, documented fees, expenses and disbursements of counsel to the Agents in connection with the negotiation, preparation, execution, administration and enforcement of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower, (c) all the actual costs and reasonable, documented, out-of-pocket expenses of creating and perfecting Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent, (d) each of the Agent's actual costs and reasonable documented, out-of-pocket fees, expenses for, and disbursements of any of such Agent's, auditors, accountants, consultants or appraisers whether internal or external, and all reasonable, documented attorneys' fees (including expenses and disbursements of outside counsel) incurred by such Agent subject to the limitations set forth in Section 5.10(d), (e) all the actual costs and reasonable, documented, out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral, (f) all other actual and reasonable, documented out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and the Revolving Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, (g) after the occurrence of a Default or an Event of Default, all documented costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or

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bankruptcy cases or proceedings and (h) all other Permitted Expenses (subject to the limitation set forth in the definition thereof).
9.3.Indemnity.
(a)IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 9.2, THE BORROWER AGREES TO DEFEND (SUBJECT TO INDEMNITEES' APPROVAL OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH AGENT AND EACH LENDER, AND THEIR RESPECTIVE AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN "INDEMNITEE"), FROM AND AGAINST ANY AND ALL OF ITS INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT THE BORROWER SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 9.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL OF ITS INDEMNIFIED LIABILITIES INCURRED BY ALL INDEMNITEES OR ANY INDEMNITEE. THE BORROWER FURTHER AGREES THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY BASED ON ITS COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR OTHERWISE TO THE BORROWER EXCEPT TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUCH INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.
(b)The Company agrees to indemnify each Indemnitee for Indemnified Liabilities to the extent arising out of or resulting from any of the following:
(i)the failure of any Receivable represented by the Company to be an Eligible Receivable hereunder to be an "Eligible Receivable" at the time of such representation; provided, however, that no such failure shall be deemed to have occurred under this clause (i) if either the Originator has repurchased such Receivable in accordance with the terms and conditions of the Purchase Agreement or no Borrowing Base Deficiency exists after excluding such Receivable;
(ii)reliance on any representation or warranty made or deemed made by the Company under this Agreement or any other Credit Document to which it is a party, which shall have been false or incorrect when made or deemed made; provided, however, that no Indemnified Liabilities shall be due under this clause (ii) with respect to a breach of a representation or warranty made or deemed made in this Agreement or any other Credit Document that a Receivable is an Eligible Receivable if either the Originator has repurchased such Receivable in accordance with the terms and conditions of the Purchase Agreement or no Borrowing Base Deficiency exists after excluding such Receivable;

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(iii)the failure by the Company to comply with any term, provision or covenant applicable to it contained in this Agreement or any Credit Document to which it is party or with any applicable law, rule or regulation with respect to any Receivable or other Collateral;
(iv)any action or omission by the Company which reduces or impairs the rights or interests of any Agent or any other Secured Party with respect to any Collateral or the value of any Collateral;
(v)any claim brought by any Person arising from any activity by the Company in servicing, administering or collecting any Receivable;
(vi)the failure to pay when due any taxes, including sales, excise or personal property taxes payable by the Company in connection with the Collateral;
(vii)the payment by such Indemnitee of taxes (other than income or franchise taxes), including any taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, to the extent caused by the Company's actions or failure to act in breach of this Agreement;
(viii)the failure to vest and maintain vested in the Collateral Agent, on behalf of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Lien, whether existing at the time such Collateral arose or at any time thereafter;
(ix)any dispute, claim, offset or defense (other than as a result of the bankruptcy or insolvency of the related Obligor) of an Obligor to the payment of any Receivable (including a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) to the extent caused by the Company's actions or failure to act in breach of this Agreement or any Credit Document;
(x)the failure of the Company to furnish accurate and complete documentation (including a Receivable or invoice) to any Obligor;
(xi)the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the applicable UCC or other applicable laws naming the Originator or the Borrower as "Debtor" with respect to any Collateral;
(xii)the failure of any Disbursement Account Bank, Collection Account Bank or any institution holding a lockbox, if any, to remit any amounts or items of payment held in a Collection Account, Disbursement Account or in a lockbox, if any, pursuant to the instructions of the Collateral Agent given in accordance with this Agreement or the other Credit Documents, whether by reason of the exercise of setoff rights against the Company or otherwise;
(xiii)the grant by the Borrower of a security interest in any Receivable in violation of any applicable law, rule or regulation;
(xiv)the commingling by the Company of Collections with other funds;
(xv)any Material Adverse Effect with respect to the Company which causes any Receivable to cease to be an Eligible Receivable, other than a Material

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Adverse Effect which results solely in a reduction of the Maximum Advance Amount if, after giving effect thereto, no Borrowing Base Deficiency exists; or
(xvi)any Material Adverse Effect with respect to the Company which hinders the Borrower's ability to carry out its obligations under this Agreement;
(c)provided, however, that the Company shall not be required to indemnify any Indemnitee to the extent of any amounts (x) resulting from the gross negligence or willful misconduct of such Indemnitee, or (y) constituting credit recourse for the failure of an Obligor to pay a Receivable, or (z) constituting Excluded Taxes (including net income or franchise taxes that are imposed by the United States or by the state or foreign jurisdiction under the laws of which such Indemnitee is organized or any political subdivision thereof).
(d)If any claim or action for Indemnified Liabilities shall be brought against an Indemnitee, it shall notify the Borrower or the Company, as applicable, (each, an "Indemnitor") thereof, and each Indemnitor shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnitor, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, unless such Indemnitee reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such Indemnitor. After notice from an Indemnitor to the Indemnitee of its election to assume the defense of such claim or action, except to the extent provided in the following paragraph, such Indemnitor shall not be liable to the Indemnitee under this Section 9.3 for any fees and expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation.
(e)Any Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the employment thereof has been specifically authorized by each Indemnitor in writing, (ii) such Indemnitee shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to each Indemnitor and in the reasonable judgment of such counsel it is advisable for such Indemnitee to employ separate counsel, or (iii) the Indemnitor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnitee, in which case, if such Indemnitee notifies the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of such Indemnitee, it being understood, however, the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such Indemnitees, which firm shall be designated in writing by the Administrative Agent, but in either case reasonably satisfactory to the Indemnitee.
(f)Each Indemnitee, as a condition of the indemnity agreement contained in the foregoing subparagraph (a), shall use its reasonable efforts to cooperate with the Indemnitor in the defense of any such action or claim. No Indemnitor shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Indemnitor agrees to indemnify and hold harmless any Indemnitee from and against any Indemnified Liabilities by reason of such settlement or judgment. No Indemnitor shall, without the prior written consent of the Indemnitee, effect any settlement of any pending or threatened (in writing) action in respect of which such Indemnitee is or could have been a party and indemnity could have been sought

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hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee.
(g)To the extent permitted by applicable law, neither the Borrower nor the Company shall assert, and each of the Borrower and the Company hereby waives, any claim against the Lenders, the Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of the Borrower and the Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
9.4.Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its Affiliates each is hereby authorized by the Borrower at any time or from time to time subject to the consent of the Administrative Agent, without notice to the Borrower or to any other Person (other than the Administrative Agent) except to the extent required by applicable law, any such notice being hereby expressly waived to the maximum extent under applicable law, and subject to any requirements or limitations imposed by applicable law, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower (in whatever currency) against and on account of the obligations and liabilities of the Borrower to such Lender arising hereunder or under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.
9.5.Amendments and Waivers; Administrative Agent Consents.
(a)Amendments and Waivers.
(i)Subject to Sections 9.5(a)(ii), 9.5(a)(iii) and 9.5(b), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of each Credit Party that is party thereto and the Administrative Agent.
(ii)Lender Consent. Without the written consent of each Lender to the extent affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(1)    extend the scheduled final maturity of any Loan or Note;

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(2)    waive, reduce or postpone any scheduled repayment;
(3)    reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.5) or any fee payable hereunder;
(4)    extend the time for payment of any such interest or fees;
(5)    reduce the principal amount of any Loan;
(6)    (A) amend the definition of "Borrowing Base," or "Maximum Committed Amount" in a manner that increases the Commitment Availability to the Borrower or (B) amend, modify, terminate or waive any provision of Sections 9.5(a), 9.5(b) or 9.5(c);
(7)    release all or substantially all of the Collateral, except as expressly provided in the Credit Documents;
(8)    consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;
(9)    increase the Revolving Commitment of any Lender; or
(10)    amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension (for the avoidance of doubt, the consent of each Lender shall be required in connection with such action);
(iii)Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
(1)    amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or
(2)    adversely affect the Collection Account Bank, the Disbursement Account Bank or the Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer) without the consent of such affected party.
(b)Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of the Lenders, execute amendments, modifications, waivers or consents on behalf of the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon the Lenders at the

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time outstanding, each future Lender and, if signed by a Credit Party, upon such Credit Party. Notwithstanding anything to the contrary contained in this Section 9.5, if the Administrative Agent and the Credit Parties shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by the Administrative Agent in its sole discretion), in any provision of the Credit Documents, then the Administrative Agent (in its capacity thereunder as Administrative Agent) and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent by the Lenders if the same is not objected to in writing by the Lenders within five (5) Business Days following receipt of notice thereof.
9.6.Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party's rights or obligations hereunder nor any interest herein may be assigned or delegated without the prior written consent of the Administrative Agent and the Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees under Section 9.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Approved Funds and/or Lender Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. The Credit Parties, the Administrative Agent and the Lenders shall deem and treat the Persons listed as "Lender" in the Register as the holders and owners of the corresponding Revolving Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Revolving Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Commitments or Loans.
(c)Right to Assign. Each Agent and each Lender shall, with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) have the right at any time to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Commitment or Loans owing to it or other Obligations owing to it; provided, however, that, notwithstanding the foregoing, each Agent and each Lender shall have the right to at any time to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Commitment or Loans owing to it or other Obligations owing to it to any other Lender, any Lender Affiliate or any Approved Fund without the consent of any other party; provided, further, during the continuance of any Event of Default, each Agent and each Lender shall have the right to at any time to sell, assign or transfer all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Revolving Commitment or Loans owing to it or other Obligations owing to it without the consent of the Borrower. In no event may any rights or obligations of any Lender under this Agreement (including in the Loans) and the other Credit Documents be assigned to or otherwise acquired by (whether by assignment or participation or through a swap or other derivative transaction) any Person which is not a Qualified Purchaser.

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(d)Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent and the Borrower an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent.
(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and the Company and shall maintain a copy of such Assignment Agreement.
(f)Representations and Warranties of Assignee. Each assignee of a Lender, upon executing and delivering an Assignment Agreement, represents and warrants to the Lenders and the Credit Parties as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that it will make or invest in, as the case may be, its Revolving Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other applicable securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
(g)Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of an "Agent" or a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and an "Agent" or a "Lender" for all purposes hereof, (ii) the assigning Agent or Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 9.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Agent's or assigning Lender's rights and obligations hereunder, such assigning Agent or assigning Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Agent or assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder), (iii) if applicable, the Revolving Commitments shall be modified to reflect the Revolving Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any, and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
(h)Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Company, any of its Subsidiaries or any of its Affiliates) in all or any part of the Revolving Commitments, the Loans or in any other Obligation. No such participation arrangement shall relieve the Lender of any of its obligations under the Credit Documents, including, without limitation, the Revolving Commitments. The holder of any such participation, other than a Lender Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, termination, waiver or consent

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that would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that an increase in any Revolving Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) result in the assignment or transfer by the Borrower or the Company of any of its rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating, (iv) otherwise be required of any Lender under Sections 9.5(a)(ii) or 9.5(a)(iii) hereof, (v) waive or declare an Event of Default hereunder, (vi) result in any material change to the Eligibility Criteria, or (vii) result in an adverse regulatory impact on any such participant. Each Credit Party agrees that each participant shall be entitled to the benefits of Sections 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section 9.6; provided, (i) a participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, (ii) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless such participant complies with Section 2.14(e) and (e) as though it were a Lender (by providing any documentation required thereby to the participating Lender). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender. Notwithstanding any participation made hereunder (i) such selling Lender's obligations under this Agreement shall remain unchanged, (ii) such selling Lender shall remain solely responsible to the Borrower for the performance of its obligations hereunder, and (iii) except as set forth above, the Credit Parties, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender's rights and obligations under this Agreement, and such selling Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Obligations and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement; provided, however, if the Borrower is provided notice of the sale of the participation to such participant, then during the occurrence and continuance of an Event of Default, the participant (to the extent of its interest in any Loans) shall have the right to exercise any remedies hereunder and vote any claims with respect to the Borrower or the Loans in any bankruptcy, insolvency or similar type of proceeding of the Borrower. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's participation (the "Participant Register"); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any Revolving Commitments, Loans, or in any of its other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent reasonably necessary for Borrower or the Administrative Agent to comply with their obligations under FATCA. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding the foregoing, each participant must certify to the related Lender that it is a Qualified Purchaser, and any purported participation to a Person that is not a Qualified Purchaser shall be null and void ab initio. Any agreement or instrument

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pursuant to which a Lender sells a participation shall include a certification by the participant that it is, or meets the criteria for being, a Qualified Purchaser.
(i)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 9.6, each Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, such Lender, as between the Borrower and such Lender, shall not be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder. Each of the Borrower and the Company agrees that it shall cooperate with the Administrative Agent with respect to any such assignment, pledge or granting of a security interest, and shall provide the applicable assignee, lender or secured party (either directly or through distribution to the Administrative Agent), as applicable, access to their respective books, records, financial statements, policies, directors, officers and employees, other documents or other information, in each case, as requested by such assignee, lender or secured party, as applicable. Each of the Borrower and the Company agrees that the Lender and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to any assignee, lender or secured party; provided, however, that each such party shall agree to comply with requirements substantially similar to those set forth in Section 9.22 with respect to any Confidential Information provided thereto. None of the Borrower, the Company or any of their respective Affiliates shall be responsible to pay or bear any costs or expenses in connection with this Section 9.6(i).
(j)Costs and Expenses. Anything to the contrary contained in this Agreement notwithstanding, neither the Borrower nor any Affiliate thereof shall be responsible to pay or bear any costs or expenses in connection with any assignment, participation, pledge or grant of security interest contemplated in this Section 9.6.
9.7.Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
9.8.Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.7, 2.11, 2.13, 2.14, 9.2, 9.3, 9.4 and 9.10 shall survive the payment of the Loans and the termination hereof.
9.9.No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy

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hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
9.10.Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent or any Lender (or to the Administrative Agent, on behalf of a Lender), or the Administrative Agent, the Collateral Agent or any Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
9.11.Severability. In case any provision or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
9.12.Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
9.13.APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
9.14.CONSENT TO JURISDICTION.
(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER OR THE COMPANY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE BORROWER AND THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER OR THE COMPANY, AS APPLICABLE, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 AND TO ANY PROCESS AGENT APPOINTED IN ACCORDANCE WITH SUBPARAGRAPH (b) BELOW IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER OR THE COMPANY, AS APPLICABLE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) AGREES THAT AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO

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BRING PROCEEDINGS AGAINST THE BORROWER OR THE COMPANY, AS APPLICABLE, IN THE COURTS OF ANY OTHER JURISDICTION.
(b)EACH OF THE BORROWER AND THE COMPANY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.1, AND EACH OF THE BORROWER AND THE COMPANY HEREBY APPOINTS COGENCY GLOBAL INC., 10 E. 40TH STREET, 10TH FLOOR, NEW YORK, NY 10016, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE BORROWER OR THE COMPANY, AS APPLICABLE, IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT COGENCY GLOBAL INC. SHALL NOT BE ABLE TO RECEIVE SERVICE OF PROCESS AS AFORESAID AND IF THE BORROWER OR THE COMPANY, AS APPLICABLE, SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH PERSON SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 9.14 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS THE BORROWER'S OR THE COMPANY'S, AS APPLICABLE, AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THE BORROWER'S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.
9.15.WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE COMPANY, EACH AGENT AND EACH LENDER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWER, THE COMPANY, EACH AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH OF THE BORROWER, THE COMPANY, EACH AGENT AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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9.16.Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the lesser of (a) the amount of interest which would have been paid if the stated rates of interest set forth in this Agreement had at all times been in effect and (b) the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
9.17.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission (e.g., "PDF" or "tif" via email) shall be as effective as delivery of a manually signed counterpart of this Agreement.
9.18.Effectiveness. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.
9.19.Patriot Act. The Lenders and the Administrative Agent (for itself and not on behalf of the Lenders) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies a Credit Party, which information includes the name and address of such Credit Party and other information that will allow the Lenders or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.
9.20.Prior Agreements. This Agreement and the other Credit Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Credit Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.
9.21.Third Party Beneficiaries. The Backup Servicer (including, for the avoidance of doubt, if it is then acting as Successor Servicer), the Collection Account Bank and the

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Disbursement Account Bank shall be express third party beneficiaries of the provisions of Section 2.10.
9.22.Confidentiality.
(a)Unless required by law or regulation to do so or otherwise expressly permitted by the Credit Documents, none of the Lenders, the Administrative Agent and the Collateral Agent, on the one hand, nor any Credit Party, on the other hand, shall publish or otherwise disclose any information relating to the material terms of the Facility, any of the Credit Documents or the transactions contemplated hereby or thereby (collectively, "Confidential Information") to any Person. No party shall publish any press release naming the other party without the prior written consent of the other. Notwithstanding the foregoing, but subject to the requirements of any applicable privacy laws, each party may disclose the Confidential Information (a) to any of their respective Affiliates and to their and their respective Affiliates' officers, directors, managers, administrators, trustees, employees, agents, accountants, legal counsel and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent required by applicable law, regulation, subpoena or other legal process, (c) to the extent requested by any governmental or regulatory authority purporting to have jurisdiction over such party (including any self-regulatory authority), (d) to Standard & Poor's, Moody's or any other nationally recognized statistical rating organization in connection with the rating of this Facility pursuant to Section 5.12, (e) to any other party involved in the Facility, (f) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (g) pursuant to Section 5.10, (h) with the consent of the other parties, (i) to any equity investors or institutional creditors or potential equity investors or institutional creditors of such party and/or its Affiliates, or (j) to the extent that such information (i) was or becomes available to such party from a source other than a party hereto other than as a result of a breach under Section 9.22, (ii) has been independently acquired or developed by any such party without violating any of their respective obligations under this Agreement, or (iii) becomes publicly available other than as a result of a breach of this Section 9.22; provided, however, that in the case of any disclosure of information which includes, directly or indirectly, the identity of any Obligor, the Person disclosing such information shall provide to the Servicer and the Borrower not less than ten (10) Business Days' prior notice of such disclosure. This confidentiality agreement shall apply to any and all information relating to the Facility, any of the Credit Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.
(b)Notwithstanding anything to the contrary herein, the parties hereto (and each of their employees, representatives and other agents) may disclose to any Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure; provided that this Section 9.22(b) does not authorize any party hereto (or any of its employees, representatives or other agents) to disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction contemplated by the this Agreement or that does not relate directly to the tax treatment and tax structure of the transaction contemplated by this Agreement (including, if applicable, the identity of the parties hereto and any information that could reasonably lead another to determine the identity of the parties hereto), or to the extent it is reasonably necessary to keep any such information confidential in order to comply with any federal or state securities law. This Section 9.22(b) is intended to make certain that this Agreement does not cause any of the transactions contemplated by this Agreement to constitute "confidential transactions" within the meaning of Treasury Regulations Section 1.6011-4(b)(3),

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301.6111-2(c), 301.6111-3(b)(2)(ii)(B) and any similar applicable state or local law in effect as of the date hereof, and it shall be construed accordingly.
(c)Receivables Files may include Confidential Information that also meets the definition of non‑public personally identifiable information ("NPI") regarding an Obligor as defined by Title V of the Gramm‑Leach‑Bliley Act of 1999 and implementing regulations including the Federal Trade Commission's Rule Regarding Privacy of Consumer Financial Information  (16 C.F.R. Part 313) (collectively, the "GLB Act"). To the extent that the Agents or the Lenders have access to NPI through Receivables Files or from any other source, the Agents and the Lenders agree that such information will not be disclosed or made available to any third party, agent or employee for any reason whatsoever, other than with respect to: (1) such Person's authorized employees or agents on a "need to know" basis in order for such Person to perform its obligations or enforce its rights under the Credit Documents, provided that such representatives are subject to a confidentiality agreement which shall be consistent with and no less restrictive than the provisions of this Section 9.22; and (2) as required by applicable laws or as otherwise permitted by this Agreement or the GLB Act regarding 'Privacy' of NPI, either during the term of this Agreement or after the termination of this Agreement, provided that, prior to any disclosure of NPI as required by applicable laws, the applicable Agent or Lender shall (i) not disclose any such information until it has notified the Company in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated, and (ii) cooperate to the fullest extent possible with all lawful efforts by the Company to resist or limit disclosure.  The Agents and the Lenders will not utilize Confidential Information or NPI, whether obtained through Receivable Files or in any other manner, in any manner that violates any applicable laws.
9.23.No Consolidation. Each Lender hereby covenants and agrees that, to the extent that any bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings under the Bankruptcy Code or any other Debtor Relief Laws (a "Bankruptcy Action") is instituted or commenced against any Credit Party (other than the Borrower) as debtor (the "Debtor"), if such Lender is a creditor of the Debtor, such Lender shall not seek or consent to the consolidation of the Borrower with the Debtor with respect to such Bankruptcy Action.
9.24.ERISA.
(a)Each Lender represents and warrants to the Administrative Agent and each Credit Party that with respect to each Loan, either (i) no portion of such Loan shall be funded or held with the "plan assets" of any "benefit plan investor" within the meaning of Section 3(42) of ERISA ("Plan Assets") or (ii) if such Loan is funded or held with Plan Assets, then an investment manager with respect to such Plan Assets qualifies, and is acting, as a QPAM with respect to such Plan Assets, and all conditions of the QPAM Exemption have been satisfied with respect to such Loan.
(b)The Borrower represents and warrants to the Administrative Agent and each Lender that, with respect to any "employee benefit plan" within the meaning of Section 3(3) of ERISA (other than such a plan that is maintained by Borrower or an "affiliate" of the Borrower within the meaning of Section VI(c) of the QPAM Exemption for the benefit of its own employees), neither Borrower nor any "affiliate" of the Borrower within the meaning of Section VI(c) of the QPAM Exemption has the authority to appoint or terminate any person as a QPAM or to negotiate the terms of a QPAM's management agreement with a plan.
(c)Each Lender that funds all or any part of a Loan with Plan Assets (x) acknowledges and agrees that none of the Credit Parties or any of their respective Affiliates involved in the transactions contemplated by this Agreement has undertaken or is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with

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the transactions covered by this Agreement or any Credit Document with respect to such Lender, and (y) represents and warrants from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of Administrative Agent and each Credit Party, that:
(i)the Person making the investment decision on behalf of such Lender (the "Plan Fiduciary") with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is independent (within the meaning of Department of Labor Regulation Section 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in Department of Labor Regulation Section 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(ii)the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with regard to the transactions contemplated by this Agreement;
(iii)the Plan Fiduciary is a fiduciary under ERISA or the Code, or both, with respect to the Loans and this Agreement and is responsible for exercising independent judgment in evaluating the transactions contemplated by this Agreement for such Lender;
(iv)neither such Lender nor the Plan Fiduciary is paying or has paid any fee or other compensation directly to any Credit Party or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans or this Agreement;
(v)the Plan Fiduciary has been fairly informed by the Credit Parties of the existence and nature of the financial interests of the Credit Parties with respect to the transactions contemplated by this Agreement and the Credit Documents; and
(vi)none of the Credit Parties or their Affiliates has exercised any authority to cause such Lender to enter into the transactions contemplated by this Agreement or to negotiate the terms in this Agreement with such Lender.
(d)The representations in this Section 9.24(c) are intended to comply with the Department of Labor Regulation Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed not to be in effect.
9.25.Amendment and Restatement.
(a)The parties hereto acknowledge and agree that, except as otherwise set forth herein, (i) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or repayment and reborrowing of the Loans and the other Obligations under the Existing Credit Agreement or the other Credit Documents (as defined in the Existing Credit Agreement) as in effect prior to the Second Restatement Date, (ii) the Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement) are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein), except to the extent expressly provided in clause (c) below and (iii) the Liens and security interests as granted under the Existing Credit Agreement and the applicable other Credit Documents (as defined in the Existing Credit

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Agreement) securing payment of such Obligations (as defined in the Existing Credit Agreement) are in all respects continuing and in full force and effect and are reaffirmed hereby.
(b)The parties hereto acknowledge and agree that on and after the Second Restatement Date, all references to the "Agreement" or the "Credit Agreement" in any other Credit Document (as defined in the Existing Credit Agreement) shall be deemed to refer to this Agreement.
(c)The Borrower, the Tranche B Lenders (as defined in the Existing Credit Agreement), the Lenders and the Administrative Agent, each acknowledge and agree that upon the repayment in full of the Tranche B Loans (as defined in the Existing Credit Agreement) and all other Obligations (as defined in the Existing Credit Agreement) owing to the Tranche B Lenders (as defined in the Existing Credit Agreement), (x) all commitments of the Tranche B Lenders (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall automatically, without any further action, terminate and the Tranche B Lenders (as defined in the Existing Credit Agreement) shall not be a Lender (or have any rights of any Lender) under this Agreement or any other Credit Document, (y) Opportunity Funding SPE VII, LLC ("SPE VII"), shall be automatically, without any further action, released as a Borrower hereunder and under the other Credit Documents; provided, all Obligations (as defined in the Existing Credit Agreement) of SPE VII under the Credit Documents (as defined in the Existing Credit Agreement) that by their terms survive the termination of the Credit Documents (as defined in the Existing Credit Agreement) or the release of SPE VII as a Borrower shall remain outstanding Obligations (as defined in the Existing Credit Agreement) of SPE VII, and (z) OppWin Card, LLC, shall be automatically, without any further action, released as a Seller hereunder and under the other Credit Documents.
(d)The parties hereto acknowledge and agree that this amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Credit Document, all terms and conditions of this Agreement and the other Credit Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Credit Documents.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OPPORTUNITY FUNDING SPE V, LLC, as Borrower By: /s/ Todd Schwartz Name: Todd Schwartz Title: Chief Executive Officer
OPPORTUNITY FINANCIAL, LLC, in its individual capacity, as Originator, Servicer and a Seller By: /s/ Todd Schwartz Name: Todd Schwartz Title: Chief Executive Officer
[Signature Page to Second Amended and Restated Credit Agreement]

OPPWIN, LLC, as a Seller By: /s/ Todd Schwartz Name: Todd Schwartz Title: Chief Executive Officer OPPWIN BPI, LLC, as a Seller By: /s/ Todd Schwartz Name: Todd Schwartz Title: Chief Executive Officer

MIDTOWN MADISON MANAGEMENT LLC,
as Administrative Agent and Collateral Agent

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]

ACM AIF EVERGREEN P3 DAC SUBCO LP,
as a Tranche C Lender

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

BLUE OWL ASSET INCOME FUND PARALLEL 345 LP,
as a Tranche C Lender

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

ACM A4 P2 DAC SUBCO LP,
as a Tranche C Lender

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

ACM AIF CO-INVESTMENT DAC SUBCO LP,
as a Tranche C Lender

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]

ACM AIF EVERGREEN P4 DAC SUBCO LP,
as a Tranche D Lender

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

BLUE OWL ASSET INCOME FUND PARALLEL 345 LP,
as a Tranche D Lender

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

CELF HOLDINGS (D9) LLC,
as a Tranche D Lender

By: /s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

ACM A4 P3 DAC SUBCO LP,
as a Tranche D Lender

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]

ACKNOWLEDGED AND AGREED TO WITH
RESPECT TO SECTION 9.25(C):

ACM AIF EVERGREEN P2 DAC SUBCO LP,
as a Tranche B Lender under the Existing Credit
Agreement

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

ATALAYA A4 POOL 1 LP,
as a Tranche B Lender under the Existing Credit
Agreement

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

ATALAYA A4 POOL 1 (CAYMAN) LP,
as a Tranche B Lender under the Existing Credit
Agreement

By: /s/ David Aidi
Name: David Aidi
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Credit Agreement]